UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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DYNAVAX TECHNOLOGIES CORPORATION

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DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation, or the Company. The meeting will be held on May 27, 2015, at 9:00 a.m. Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710 for the following purposes:

1.	To elect our nominees for Class III directors to hold office until the 2018 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To amend and restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,250,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

4.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2015 Annual Meeting is April 7, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 9:00 a.m., Pacific Time, on May 27, 2015 at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The proxy statement and annual report to stockholders

are available at http://investors.dynavax.com/annuals-proxies.cfm.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ Michael S. Ostrach
Michael S. Ostrach
Secretary

Berkeley, California

April 21, 2015

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2015

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or Board, of Dynavax Technologies Corporation, or the Company or Dynavax, or we or us, is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, or Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 24, 2015, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 27, 2015 at 9:00 a.m. Pacific Time, at our executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact. Information on how to vote in person at the Annual Meeting is discussed below. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 7, 2015, as well as a proxy from the record holder to the stockholder.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2015, will be entitled to vote at the Annual Meeting. On this record date, there were 28,925,725 shares of common stock outstanding and entitled to vote. All references to numbers of shares of common stock and per-share information in this proxy statement have been adjusted to reflect the Company’s one-for-ten reverse stock split that was effective as of November 7, 2014.

Stockholder of Record: Shares Registered in Your Name

If on April 7, 2015, your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 7, 2015, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on three (3) proposals:

1.	To elect our nominees for Class III directors to hold office until the 2018 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To amend and restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 2,250,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

4.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. You may vote by telephone until 11:59 p.m., Eastern Time, May 26, 2015.

•	To vote using the internet, simply follow the instructions on the enclosed proxy card. You may vote by using the internet until 11:59 p.m., Eastern Time, May 26, 2015.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 7, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1or 2 without your instructions, but may vote your shares on Proposal 3.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of our nominees for Class III directors.

2.	Proposal 2: “For” the approval of an amendment and restatement of the 2011 Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 2,250,000, and the approval of the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code; and

3.	Proposal 3: “For” ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your proxy card with the most recent date is the one that will be counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2015, to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710. However, if our 2016 Annual Meeting of Stockholders is not held between April 27, 2016, and June 26, 2016, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than March 28, 2016, and no earlier than February 27, 2016. However, if our 2016 Annual Meeting of Stockholders is not held between April 27, 2016, and June 26, 2016, then you must submit your proposal not less than 60 days nor more than 90 days prior to the time we send our proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to the proposal to elect directors, votes “For” and “Withhold”; and, with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

Proposal 1, to elect our nominees for Class III directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

Proposal 2, to amend and restate the 2011 Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,250,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, must receive “For” votes from the holders of a majority of shares present and cast either in person or by proxy at the meeting. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2015, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. As Proposal 3 is considered a “routine” matter, we do not expect to receive any broker non-votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 28,925,725 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.

What proxy materials are available on the internet?

The 2015 proxy statement and 2014 Annual Report on Form 10-K are available at http://investors.dynavax.com/annuals-proxies.cfm.

Householding of Proxy Materials

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are Dynavax stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker and we will promptly deliver to you a separate set of our Annual Meeting materials. Direct your written request to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710, (510) 848-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board presently has nine members. There are three directors in the class whose term of office expires in 2015: Arnold L. Oronsky, Ph.D., Francis R. Cano, Ph.D. and Peggy V. Phillips, each of whom is a nominee for director and currently a director of the Company. Dr. Oronsky, Dr. Cano and Ms. Phillips were previously elected by the stockholders in 2012. If each nominee is elected at the Annual Meeting, each of these nominees will serve until the 2018 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting of the stockholders. There were three directors in attendance at our 2014 Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Set forth below is certain biographical information as of April 7, 2015, for the nominees and each person whose term as a director will continue after the Annual Meeting.

Name	Age	Position
Arnold L. Oronsky, Ph.D.	75	Chairperson of the Board
Francis R. Cano, Ph.D.	70	Director
Dennis A. Carson, M.D.	68	Director
Laura Brege	57	Director
Eddie Gray	55	Chief Executive Officer (“CEO”) and Director
Daniel L. Kisner, M.D.	68	Director
Peggy V. Phillips	61	Director
Stanley A. Plotkin, M.D.	82	Director
Natale Ricciardi	66	Director

CLASS III DIRECTORS NOMINEES

Arnold L. Oronsky, Ph.D.

Dr. Oronsky has been a member of our Board since November 1996 and became Chairman in February 2006. Dr. Oronsky is a managing director with InterWest Partners, a venture capital firm. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky served on the board of directors of Anesiva, Inc., from 2005 to 2010. Anesiva filed a voluntary petition for relief under Chapter 7 of the

U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California in January 2010. The Board believes that Dr. Oronsky’s significant experience in growing and developing life sciences companies, particularly in the immunology area, provides significant leadership and insights for the Board in defining the strategy of the Company and qualifies Dr. Oronsky to be nominated as a director. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University.

Francis R. Cano, Ph.D.

Dr. Cano was appointed to our Board in November 2009. Dr. Cano is President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, and also serves on the boards of Biomerica, Inc., a developer and manufacturer of diagnostic products, and Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza vaccine from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, most recently as Vice President and General Manager of the Biologicals unit. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development and qualifies Dr. Cano to be nominated as a director. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University.

Peggy V. Phillips

Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips serves on the board of directors of Tekmira Pharmaceuticals. Ms. Phillips served on the board of directors of Portola Pharmaceuticals, a biopharmaceutical company, from 2006 to 2013, and she served on the board of Western Wireless, a cellular network operator, from 2004 until the acquisition of the company by Alltel in mid-2005. From 2003 until 2011, Ms. Phillips served on the board of the Naval Academy Foundation. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as the Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As Senior Vice President for Pharmaceutical Development and General Manager for Enbrel® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. The Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company and qualifies Ms. Phillips to be nominated as a director. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Dennis A. Carson, M.D.

Dr. Carson has been a member of our Board since December 1997. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with Dr. Eyal Raz of the immunostimulatory sequences (ISS) that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals, a pharmaceutical company. Dr. Carson is director of the Rebecca and John Moores Cancer Center at the University of California, San Diego and has been a professor in the Department of Medicine at the University of California, San Diego since 1990. The Board believes that Dr. Carson’s significant experience in research and development provides important insights for the strategy of the Company, particularly with regard to scientific opportunities for development by the Company. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine, as well as the American Association for Cancer Research, the American Society for Clinical Investigation, the American Society of Hematology and the Association of American Physicians. He received his M.D. from Columbia University and his B.A. from Haverford College. Dr. Carson completed his residency in internal medicine and a postdoctoral fellowship at the University of California, San Diego.

Eddie Gray – CEO and Director

Mr. Gray joined Dynavax as Chief Executive Officer and was appointed to our Board in May 2013. Most recently, Mr. Gray served as the President of Pharmaceuticals Europe at GlaxoSmithKline plc (GSK) from 2008 until 2013 and as Senior Vice President and General Manager of Pharmaceuticals UK from 2001 through 2007. Prior to the formation of GSK, Mr. Gray was with SmithKline Beecham from 1988 through 2000 serving in various positions of increasing responsibility, including Vice President and Director of Anti-Infectives Marketing in the U.S., Vice President and Director of the Vaccines Business Unit in the U.S., and Vice President and General Manager of Pharmaceuticals in Canada. Our Board believes that Mr. Gray’s more than 30 years of pharmaceutical industry experience, including, most recently, as the President of Pharmaceuticals Europe at GSK, a leading pharmaceutical company, and other senior management roles at GSK and its predecessor, where he was responsible for the launch, commercialization and strategic development of vaccines and other products, enables him to provide commercial and strategic leadership to the Company. Mr. Gray received a Bachelor of Science degree in Chemistry and Management Studies from the University of London and an MBA from the Cranfield School of Management in the UK.

Laura Brege

Ms. Brege has been a member of our Board since February 2015. She is President and Chief Executive Officer of Nodality Inc. She has over 20 years of executive management experience in the pharmaceutical, biotechnology and venture capital industries. Prior to joining Nodality in 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc. from 2006 until 2012, including Executive Vice President and Chief Operating Officer. While at Onyx she led multiple functions, including commercialization, strategic planning, corporate development, and medical, scientific and government affairs. Prior to Onyx, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm specializing in early stage financing for technology companies. Previously Ms. Brege was Senior Vice President and Chief Financial Officer at COR Therapeutics, helping build the company from an early stage R&D company through commercial launch of a successful cardiovascular product. Earlier in her career, she served as Chief Financial Officer at Flextronics, Inc. and Treasurer of The Cooper Companies. She serves on the board of directors of Acadia Pharmaceuticals, Inc., Aratana Therapeutics, Inc., Pacira Pharmaceuticals, Inc. and Portola Pharmaceuticals. Our Board believes that Ms. Brege’s background in finance and management of biotechnology companies provides important strategic insights for the Board in setting strategy and reviewing the operations of the Company. Ms. Brege earned her undergraduate degrees from Ohio University (Honors Tutorial College) and her MBA degree from the University of Chicago.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Daniel L. Kisner, M.D.

Dr. Kisner has been a member of our Board since July 2010. From 2003 to 2010, Dr. Kisner served as a partner at Aberdare Ventures and prior to that as President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San

Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner serves as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company. Additionally, he is currently serving on the boards of Conatus Pharmaceuticals, Inc., a biotechnology company, and Lpath, Inc., a biotechnology company. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy of the Company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University.

Natale (“Nat”) Ricciardi

Mr. Ricciardi has been a member of our Board since June 2013. Mr. Ricciardi spent his entire 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing, and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Mr. Ricciardi maintained responsibility for global manufacturing activities from 2004 through 2011. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi served on the boards of the National Association of Manufacturers and Mediacom Communications Corporation until its privatization in 2011. He is currently a member of the board of the 21st Century Foundation of The City College of New York. He is also on the Advisory Board of HealthCare Royalty Partners and the board of directors of Asterias Biotherapeutics, Inc., serving as Chair of the Compensation Committee and member of the Audit Committee. Our Board believes Mr. Ricciardi’s 39-year career at Pfizer Inc., a leading pharmaceutical company, including as a member of the Pfizer Executive Leadership Team and direct responsibility for all of Pfizer’s internal supply organization, including global manufacturing, provides the Board with insights for reviewing the operations of the Company. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University.

Stanley A. Plotkin, M.D.

Dr. Plotkin has been a member of our Board since August 2005. Dr. Plotkin is Emeritus Professor of the University of Pennsylvania. Until 1991, he was Professor of Pediatrics and Microbiology at the University of Pennsylvania and Professor of Virology at the Wistar Institute and, at the same time, Director of Infectious Diseases and Senior Physician at the Children’s Hospital of Philadelphia. In 1991, Dr. Plotkin left the University to join the vaccine manufacturer Pasteur-Mérieux-Connaught (today, Sanofi Pasteur), where for seven years he was Medical and Scientific Director, based at Marnes-la-Coquette, outside Paris. Until 2009, he was an Executive Advisor to Sanofi Pasteur. The Board believes that Dr. Plotkin’s significant experience in development and manufacturing of vaccines provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development. Dr. Plotkin’s career included internship at Cleveland Metropolitan General Hospital, residency in pediatrics at the Children’s Hospital of Philadelphia and the Hospital for Sick Children in London and three years in the Epidemic Intelligence Service of the Centers for Disease Control of the U.S. Public Health Service. He has been chairman of the Infectious Diseases Committee and the AIDS Task Force of the American Academy of Pediatrics, liaison member of the Advisory Committee on Immunization Practices and Chairman of the Microbiology and Infectious Diseases Research Committee of the National Institutes of Health.

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2011 EQUITY INCENTIVE PLAN AND APPROVAL OF THE AWARD LIMITS AND OTHER TERMS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS “PERFORMANCE-BASED COMPENSATION” FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

The Board is requesting stockholder approval of an amendment and restatement of the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”). We refer to such amendment and restatement of the 2011 Plan in this proxy statement as the “Amended 2011 Plan”. In addition, we are requesting that stockholders approve the terms of the Amended 2011 Plan relating to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The Amended 2011 Plan contains the following material changes from the 2011 Plan:

•

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2011 Plan will not exceed 5,543,442 shares, which is an increase of 2,250,000 shares over the aggregate number of shares of our common stock that may be issued under the 2011 Plan.

•

The Amended 2011 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the Amended 2011 Plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the Amended 2011 Plan and (ii) 1.33 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) granted under the Amended 2011 Plan on or after May 27, 2015. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the Amended 2011 Plan will be increased by (i) one share for each share that becomes available again for issuance under the terms of the Amended 2011 Plan subject to an Appreciation Award and (ii) 1.33 shares for each share that becomes available again for issuance under the terms of the Amended 2011 Plan subject to a Full Value Award on or after May 27, 2015.

•

The Amended 2011 Plan provides that any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award will not become available again for issuance under the Amended 2011 Plan.

•

Under the 2011 Plan, we have the authority, without the approval of our stockholders, to cancel outstanding stock options or stock appreciation rights that have an exercise price greater than the then-current fair market value of our common stock in exchange only for a nominal cash payment of consideration as necessary to effect a cancellation of the award, provided that such cancellation is not treated as a repricing under generally accepted accounting principles. Under the Amended 2011 Plan, such authority has been eliminated.

•

Under the Amended 2011 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than a maximum of 1,000,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price that is at least 100% of the fair market value of our common stock on the date of grant. Under the 2011 Plan, such per-participant limit was 200,000 shares per calendar year.

•

Under the Amended 2011 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than a maximum of 1,000,000 shares of our common stock subject to performance stock awards. Under the 2011 Plan, such per-participant limit was 150,000 shares per calendar year.

•	Under the 2011 Plan, awards may be granted to consultants of us or our affiliates. Under the Amended 2011 Plan, awards may not be granted to consultants of us or our affiliates.

•

Under the Amended 2011 Plan, subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options is 11,000,000 shares. Under the 2011 Plan, such limit was 5,000,000 shares.

Why You Should Vote for the Amended 2011 Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

The Amended 2011 Plan is critical to our ongoing effort to build stockholder value by establishing a commercial organization based on our lead program HEPLISAV-B and further developing our emerging portfolio in cancer immunotherapy. Our success in developing marketable products and advancing our clinical development pipeline in cancer immunotherapy will depend on our ability to attract, retain, and motivate key talent with expertise in the areas of the commercialization of products and oncology. The purpose of the increase in available shares under the Amended 2011 Plan is to provide us with a sufficient reserve of common stock to have competitive equity incentive programs that enable us to compete with our peer group for key talent. Like all biotechnology companies, we actively compete for highly-qualified talent and we continue to believe that equity compensation is a critical component to attract, retain, and motivate key employees and effectively align employee compensation with stockholder interests. Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so we believe stock options provide a strong incentive for individuals to work to grow our business and build stockholder value and are most attractive to individuals who share our entrepreneurial spirit. In addition, we have also granted restricted stock unit awards, or RSUs, in recent years in order to attract and retain exceptional employees.

During the last three years (from 2012 through 2014), on average over 50% of our equity-based awards were granted to employees other than our named executive officers, or NEOs. The table below shows equity awards granted to our Chief Executive Officer and NEOs as a percentage of total grants (the “Concentration Ratio”) over such three year period, both with and without executive new-hire grants. For purposes of the table below, the number of equity-based awards includes all stock options and RSUs granted in each year. Within the past two years, our executive new hires consisted of two of our current NEOs: our CEO, Eddie Gray, and our Senior Vice President of Operations and Quality, David Novack.

As shown below, the instances in which our Concentration Ratios were higher than what may be the generally recommended ratios under a broad-based equity program are primarily attributable to new-hire grants. We believe our CEO and NEO Concentration Ratios without new-hire grants for 2014 and on average over the past three years are reasonable and within generally recommended limits. As discussed above, our Compensation Committee determined that it was in the best interests of the Company to make such new-hire grants in order to attract highly-qualified NEOs.

Year	2014(1)	2013(2)	2012(3)	3 Year Average
Grants to Chief Executive Officer	275,001	150,000	65,000	163,334
Grants to All NEOs (including the CEO)	384,501	233,000	221,000	279,500
All Grants	737,366	586,390	634,940	652,899
Concentration Ratio (CEO)	37.3%	25.6%	10.2%	24.4%
Concentration Ratio (CEO without CEO new-hire grants)	30.2%	0.0%	10.2%	13.5%
Concentration Ratio (all NEOs, including the CEO)	52.2%	39.7%	34.8%	42.2%
Concentration Ratio (all NEOs, including the CEO, without NEO new-hire grants)	46.7%	13.0%	31.6%	30.5%

(1)	In 2014, the following new-hire grants were made to our NEOs: 75,001 shares of common stock.

(2)	In 2013, the following new-hire grants were made to our NEOs: 180,000 shares of common stock.

(3)	In 2012, the following new-hire grants were made to our NEOs: 30,000 shares of common stock.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options and RSUs are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our responsible historical dilution and burn rate percentages.

As of December 31	2014	2013	2012
Full Dilution(1)	10.30%	10.46%	10.44%
Gross Burn Rate(2)	2.80%	2.99%	3.72%

(1)

Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

The Size of Our Share Reserve Increase Request Is Reasonable

If our request to increase the share reserve of the Amended 2011 Plan by 2,250,000 shares is approved, we will have approximately 2,700,000 shares available for grant after our Annual Meeting, which we anticipate being a one-year pool of shares and necessary to provide a sufficient amount of equity for attracting, retaining, and motivating employees. We anticipate returning to stockholders for additional shares in 2016.

The size of our request is also reasonable in light of the equity granted to our employees and directors over the last three years, which is comparatively lower than the majority of our peer companies.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of April 7, 2015
Total number of shares of common stock subject to outstanding stock options	1,988,102
Weighted-average exercise price of outstanding stock options	$22.45
Weighted-average remaining term of outstanding stock options	7.70
Total number of shares of common stock subject to outstanding full value awards	195,736
Total number of shares of common stock available for grant under the 2011 Plan	473,277
Total number of shares of common stock available for grant under other equity incentive plans	0
Total number of shares of common stock outstanding	28,925,725
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$22.72

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2014.

Fiscal Year 2014
Total number of shares of common stock subject to stock options granted	581,866
Total number of shares of common stock subject to full value awards granted	155,500
Weighted-average number of shares of common stock outstanding	26,289,000
Burn Rate	2.80%

The Amended 2011 Plan Combines Compensation and Governance Best Practices

The Amended 2011 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares.    The Amended 2011 Plan does not contain an annual “evergreen” provision. The Amended 2011 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•	Repricing is not allowed. The Amended 2011 Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•

No discounted stock options or stock appreciation rights.    All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Reasonable share counting provisions.    In general, when awards granted under the Amended 2011 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock received from the exercise of stock options or withheld for taxes will not be returned to our share reserve.

Performance-Based Awards

Approval of the Amended 2011 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the Amended 2011 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the Amended 2011 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the Amended 2011 Plan (as described in the summary below).

In February 2015, our Compensation Committee granted a number of stock options to our executive officers and certain other employees under the 2011 Plan subject to stockholder approval of this Proposal 2. The number of shares subject to each such stock option granted to our NEOs and the total number of shares subject to all such stock options granted to certain other employees are indicated in the table under “New Plan Benefits under Amended 2011 Plan” below. Accordingly, approval of this Proposal 2 by our stockholders will also constitute approval of such stock options for purposes of Section 162(m) of the Code.

We believe it is in the best interests of our company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Stock Options Granted to CEO

As previously disclosed, Eddie Gray, our Chief Executive Officer, was granted the following stock options in 2014: (i) a stock option to purchase 75,001 shares of our common stock in connection with his appointment as our Chief Executive Officer in 2013; and (ii) a stock option to purchase 150,000 shares of our common stock as an annual equity award based on his performance in 2013 (collectively, the “2014 CEO Options”). In addition, as previously disclosed, Mr. Gray was granted a stock option in 2015 to purchase 225,000 shares of our common stock as an annual equity award based on his performance in 2014 (the “2015 CEO Option”), half of which is subject to stockholder approval of this Proposal 2. The 2014 CEO Options and the 2015 CEO Option were each granted under the 2011 Plan.

At the time the 2014 CEO Options and the 2015 CEO Option were granted, the 2011 Plan provided that a maximum of 200,000 shares of our common stock subject to stock options may be granted to any participant during any calendar year (the “162(m) Option Amount”) and that for any additional stock options granted to any participant during any calendar year, compensation attributable to such additional stock options would not satisfy the requirements to be considered qualified “performance-based compensation” under Section 162(m) of the Code unless such additional stock options were approved by our stockholders. The 162(m) Option Amount is intended to specify the number of stock options that may qualify as “performance-based compensation” under Section 162(m) of the Code.

The 2014 CEO Options are not intended to be qualified “performance-based compensation” under Section 162(m) of the Code and, therefore, are not subject to the 162(m) Option Amount. As previously disclosed, we consider the impact of the deduction limitation imposed by Section 162(m) of the Code in establishing and implementing compensation policies and practices. We may grant compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code when we determine that it is in the best interest of the Company, but we have not established a policy that requires all compensation paid to our NEOs to be fully deductible. Rather, the deductibility of such compensation is one of the factors considered in establishing and implementing our executive compensation programs, along with the need to design compensation programs that appropriately motivate our senior management and our goal to attract and retain key executives by remaining competitive in our pay practices. Accordingly, although the 2014 CEO Options exceeded the 162(m) Option Amount, we determined that the 2014 CEO Options were necessary to attract, retain and motivate Mr. Gray and that granting the 2014 CEO Options was in the best interest of the Company.

The 2015 CEO Option also exceeded the 162(m) Option Amount. However, half of the 2015 CEO Option is subject to the approval of our stockholders of this Proposal 2. As part of and as described in this Proposal 2, the 162(m) Option Amount in the 2011 Plan has been increased to 1,000,000 shares of our common stock, subject to stockholder approval of this Proposal 2. Accordingly, if this Proposal 2 is approved by our stockholders, the 2015 CEO Option will not exceed such increased 162(m) Option Amount and may qualify as “performance-based compensation” under Section 162(m) of the Code.

Summary of the Amended 2011 Plan

A summary of the principal features of the Amended 2011 Plan follows below. The summary is qualified by the full text of the Amended 2011 Plan that is attached as Annex A to this proxy statement.

Types of Awards

The Amended 2011 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards. We refer to these stock awards in this Proposal 2 collectively as the stock awards or awards.

Eligibility

Awards may be granted under the Amended 2011 Plan to employees (including officers) of us or our affiliates and to members of our Board. Pursuant to applicable tax law, we may only grant incentive stock options to our employees (including officers) and employees of our affiliates. As of April 7, 2015, we had 215 employees and 8 non-employee directors.

Under the Amended 2011 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than: (i) a maximum of 1,000,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 1,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $5,000,000 subject to performance cash awards. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered employee imposed by Section 162(m) of the Code.

Administration

The Amended 2011 Plan is administered by our Board, which may in turn delegate authority to administer the Amended 2011 Plan to a committee. Our Board has delegated administration of the Amended 2011 Plan to the Compensation Committee of the Board (the “Compensation Committee”), but has retained the authority to concurrently administer the Amended 2011 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Subject to the terms of the Amended 2011 Plan, the Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2011 Plan.

In the discretion of the Board, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to delegate its administrative powers under the Amended 2011 Plan to a subcommittee consisting of members of the Compensation Committee. The Amended 2011 Plan also permits delegation to one or more officers of the ability to determine the recipients, number of shares and types of stock awards (to the extent permitted by law) to be granted to employees other than our officers, subject to a maximum limit on the aggregate number of shares subject to stock awards that may be granted by such officers.

Stock Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2011 Plan (the “Share Reserve”) will not exceed 5,543,442 shares, which is equal to the sum of (i) 60,889 shares (which is the number of shares subject to the Prior Plans’ Available Reserve (as defined below)), (ii) an additional 1,500,000 shares that were approved at our 2011 special meeting of stockholders, (iii) an additional 1,000,000 shares that were approved at our 2013 annual meeting of stockholders, (iv) an additional 2,250,000 shares that are subject to approval by our stockholders under this Proposal 2, and (v) an additional number of shares in an amount not to exceed 732,553 shares (which number consists of the Returning Shares (as defined below), if any, as such shares become available from time to time).

The term “Prior Plans’ Available Reserve” refers to any available shares that, as of the effective date of the 2011 Plan, were reserved under our 2004 Stock Incentive Plan, 2010 Employment Inducement Award Plan and 1997 Equity Incentive Plan (each, a “Prior Plan”) but were not subject to stock awards that were granted under the Prior Plans as of the effective date of the 2011 Plan, less any shares that were added to the 2004 Stock Incentive Plan share reserve on the first business day in 2011 by operation of the evergreen provision in such plan.

The term “Returning Shares” refers to any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate prior to exercise or settlement or are forfeited because of the failure to vest, to the extent such shares would have otherwise returned to a Prior Plan in accordance with its terms had such Prior Plan been in active existence at such time.

The number of shares of our common stock available for issuance under the Amended 2011 Plan will be reduced by: (i) one share for each share issued pursuant to an Appreciation Award granted under the Amended 2011 Plan; and (ii) 1.33 shares for each share issued pursuant to a Full Value Award granted under the Amended 2011 Plan on or after May 27, 2015.

The number of shares of our common stock available for issuance under the Amended 2011 Plan will be increased by: (i) one share for each Returning Share or 2011 Plan Returning Share (as defined below) subject to an Appreciation Award; and (ii) 1.33 shares for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Amended 2011 Plan on or after May 27, 2015.

The following shares of our common stock (collectively, the “2011 Plan Returning Shares”) will become available again for issuance under the Amended 2011 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock will not become available again for issuance under the Amended 2011 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award granted under the Amended 2011 Plan or a Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Amended 2011 Plan or a Prior Plan; and (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the Amended 2011 Plan or a Prior Plan.

Appropriate adjustments will be made to the Share Reserve, to the other numerical limits described in the Amended 2011 Plan (such as the limit on the number of shares that may be issued as incentive stock options and the limit on the number of shares that may be awarded to any one participant in any calendar year for purposes of Section 162(m) of the Code) and to outstanding awards in the event of any change in our common stock without the receipt of consideration by us through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, other than the conversion of convertible securities.

Repricing Prohibition

Under the Amended 2011 Plan, neither the Board nor any committee has the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2011 Plan, unless our stockholders have approved such an action within 12 months prior to such an event.

Terms of Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The Board determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term.

Generally, the exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. Options granted under the Amended 2011 Plan will vest at the rate specified in the option agreement.

In general, the term of an option granted under the Amended 2011 Plan may not exceed ten years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s continuous service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In no event may an option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the Amended 2011 Plan may include cash, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionee, payment through a net exercise feature, or other approved forms of legal consideration. Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are generally treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Amended 2011 Plan is 11,000,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

Terms of Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. A restricted stock award may be granted in consideration for cash, the recipient’s services performed for us or an affiliate of ours or other form of legal consideration. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

A restricted stock unit is a right to receive stock or cash (or a combination of cash and stock) equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award.

When a participant’s continuous service with us or any of our affiliates terminates for any reason, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights

Stock appreciation rights are granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The Board determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the Amended 2011 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Board.

When a stock appreciation right is exercised, the holder is entitled to an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. We may pay the amount of the appreciation in cash or shares of our common stock or a combination of both.

The Board determines the term of stock appreciation rights granted under the Amended 2011 Plan, up to a maximum of 10 years. Unless the terms of a holder’s stock appreciation rights agreement provides otherwise, if a holder’s continuous service with us, or any of our affiliates, ceases for any reason other than disability or death, the holder may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a holder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a holder dies within a certain period following cessation of service, the holder or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Awards

The Amended 2011 Plan provides for the grant of performance stock awards and performance cash awards. A performance award may vest or be exercised upon achievement of pre-determined performance goals during a specified period. A performance award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board or, to the extent necessary to comply with Section 162(m) of the Code, the Compensation Committee. Performance goals will generally be established not later than ninety (90) days into a performance period. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. While we believe it is in the best interests of us and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at the time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of the performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2011 Plan and described below. Prior to the payment of any compensation under any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied. Notwithstanding satisfaction of the achievement of any performance goals, the number of shares of common stock, stock options, cash or other consideration granted, issued, retainable or vested under an award on account of such satisfaction may be reduced by the Compensation Committee, as determined in its sole discretion.

Performance-based stock and cash awards may be made subject to one or more of the following criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; and (xxxiv) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under our Annual Incentive Program; and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Terms of Other Stock Awards

The Board may grant other forms of stock awards that are valued in whole or in part by reference to the value of our common stock. Subject to the provisions of the Amended 2011 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the Amended 2011 Plan. Such other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Corporate Transactions; Changes in Control

Corporate Transaction.    In the event of certain corporate transactions (as defined below), the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the Amended 2011 Plan:

•	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for such cash consideration, if any, as the Board may determine in its sole discretion; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for all stock awards.

For purposes of the Amended 2011 Plan, a corporate transaction will be deemed to occur in the event of (i) the consummation of a sale of all or substantially all of our consolidated assets, (ii) the consummation of a sale of at least 90% of our outstanding securities, (iii) the consummation of a merger or consolidation in which we are not the surviving corporation, or (iv) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Change in Control.    A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the Amended 2011 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur. The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the Amended 2011 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Suspension, Termination, and Amendment

The Board may suspend or terminate the Amended 2011 Plan at any time. Unless sooner terminated by our Board, the Amended 2011 Plan shall automatically terminate on November 11, 2020, which is the day before the tenth anniversary of the date the 2011 Plan was adopted by the Compensation Committee. No awards may be granted under the Amended 2011 Plan while the Amended 2011 Plan is suspended or after it is terminated.

The Board may amend the Amended 2011 Plan at any time. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2011 Plan as required by applicable law or listing requirement.

Tax Withholding

The Board may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment; (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; (c) withholding cash from an award settled in cash or from other amounts payable to the participant; or (d) by other method set forth in the award agreement.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and us with respect to participation in the Amended 2011 Plan. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Given that the tax consequences to any recipient depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2011 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options

The Amended 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionee holds a share received on the exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. Generally, the optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

Generally, no taxable income is recognized upon receipt of a RSU award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

Stock Appreciation Rights

Generally, stock appreciation rights are subject to similar tax rules as nonstatutory stock options. This means that, generally, no taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received, less any strike price paid for such shares, is recognized as ordinary income to the participant in the year of such exercise.

Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from the limitations of Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The Amended 2011 Plan is intended to enable us to grant awards that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights generally may be eligible to qualify as performance-based compensation if, among other requirements, (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, RSUs, performance awards and other stock-based awards generally may be eligible to qualify as performance-based compensation, if, among other requirements, (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award

(including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Awards Granted Under the 2011 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2011 Plan as of April 7, 2015.

2011 Equity Incentive Plan

Name and Position	Number of Shares(1)
Eddie Gray CEO and Director	650,001
Robert L. Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	143,500
Robert Janssen, M.D. Vice President and Chief Medical Officer	118,750
David F. Novack Senior Vice President, Operations and Quality	147,000
Michael S. Ostrach Vice President, Chief Financial Officer, Chief Business Officer and General Counsel	167,000
All current executive officers as a group	1,226,251
All current directors who are not executive officers as a group	47,500
Each nominee for election as a director:
Arnold L. Oronsky, Ph. D.	6,250
Francis R. Cano, Ph.D.	6,250
Peggy V. Phillips	6,250
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards
Eddie Gray	650,001
Robert L. Coffman, Ph.D.	143,500
David F. Novack	147,000
Michael S. Ostrach	167,000
All employees, including all current officers who are not executive officers, as a group	1,768,688

(1)

With respect to our executive officers and other employees, this column includes certain stock options that were granted under the 2011 Plan in February 2015, and half of such stock options are subject to stockholder approval of this Proposal 2. The number of shares subject to each such stock option granted to our executive officers and the total number of shares subject to all such stock options granted to certain other employees are indicated in the table under “New Plan Benefits under Amended 2011 Plan” below.

New Plan Benefits under Amended 2011 Plan

Name and Position	Number of Shares
Eddie Gray CEO and Director	112,500	(1)
Robert L. Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	37,500	(1)
Robert Janssen, M.D. Vice President and Chief Medical Officer	28,000	(1)
David F. Novack Senior Vice President, Operations and Quality	37,500	(1)
Michael S. Ostrach Vice President, Chief Financial Officer, Chief Business Officer and General Counsel	33,500	(1)
All current executive officers as a group	249,000	(1)
All current directors who are not executive officers as a group	60,000 per calendar year	(2)
All employees, including all current officers who are not executive officers, as a group	109,625	(1)

(1)

Awards granted under the Amended 2011 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2011 Plan. However, in February 2015, our Compensation Committee granted a number of stock options to our executive officers and certain other employees under the 2011 Plan subject to stockholder approval of this Proposal 2, and the number of shares subject to each such stock option granted to our NEOs and the total number of shares subject to all such stock options granted to certain other employees are indicated in this table.

(2)

Awards granted under the Amended 2011 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2011 Plan. However, pursuant to our current compensation program for non-employee directors, each of our current non-employee directors is eligible to receive an annual grant of a stock option to purchase 7,500 shares of our common stock. On and after the date of the Annual Meeting, any such stock options will be granted under the Amended 2011 Plan if this Proposal 2 is approved by our stockholders. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” below.

Vote Required

The affirmative vote of the holders of a majority of shares present and cast either in person or by proxy at the Annual Meeting will be required to approve this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 2 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and the Board has approved Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Ernst & Young has audited our financial statements since 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Ernst & Young will have an opportunity to make a statement if it so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 3 is considered a “routine” matter, and therefore no broker non-votes are expected to exist in connection with this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

AUDIT FEES

In connection with the audit of our 2014 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and 2013 by Ernst & Young, our principal auditors. The Audit Committee pre-approved 100% of all service fees described below.

	Fiscal Year Ended
	2014	2013
Audit Fees(1)	$971,123	$1,048,333
Audit Related Fees	—	—
Tax Fees(2)	4,000	4,800
All Other Fees(3)	1,995	2,000

Total Fees	$977,118	$1,055,133

(1)

Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters. In each of 2014 and 2013, audit fees included fees related to a comfort letter in connection with an equity offering.

(2)	Tax fees include preparation of international subsidiary statutory tax returns.

(3)	All other fees represent subscription fees for an online accounting research tool and related database.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual express case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Audit Committee has determined that services rendered by Ernst & Young are compatible with maintaining the principal auditors’ independence.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 7, 2015:

Name	Age	Position
Eddie Gray(1)	55	Chief Executive Officer and Director
Michael S. Ostrach	63	Vice President, Chief Financial Officer, Chief Business Officer and General Counsel
Robert L. Coffman, Ph.D.	68	Senior Vice President and Chief Scientific Officer
Robert Janssen, M.D.	61	Vice President and Chief Medical Officer
David F. Novack	53	Senior Vice President, Operations and Quality

(1)	Please see “Class I Directors Continuing In Office Until the 2016 Annual Meeting” in this proxy statement for more information about Mr. Gray.

Michael S. Ostrach – Vice President, Chief Financial Officer, Chief Business Officer and General Counsel

Mr. Ostrach joined Dynavax in 2006 as Vice President, Chief Business Officer and General Counsel and became Principal Financial Officer in 2013 and Chief Financial Officer in 2015. From 2005 to 2006, he was Chief Operating Officer, Chief Financial Officer and General Counsel at Threshold Pharmaceuticals. From 1997 to 2004, Mr. Ostrach was at Kosan Biosciences, most recently as President and Chief Operating Officer. Mr. Ostrach began his corporate career at Cetus Corporation, where he served in several capacities between 1981 and 1991, initially as General Counsel and finally as Senior Vice President of Corporate Affairs and General Counsel. Following the acquisition of Cetus by Chiron Corporation in 1991, Mr. Ostrach became President of Chiron Technologies. He holds a B.A. from Brown University and a J.D. from Stanford Law School.

Robert L. Coffman, Ph.D. – Senior Vice President and Chief Scientific Officer

Dr. Coffman was appointed Senior Vice President and Chief Scientific Officer of Dynavax in February 2014, and prior to that he was Vice President and Chief Scientific Officer of Dynavax since December 2000. Prior to joining Dynavax in 2000, Dr. Coffman was a founding member of the DNAX Research Institute in Palo Alto, California. Dr. Coffman has authored over 200 scientific publications, is a member of the National Academy of Sciences and the American Academy of Microbiology, and has received a number of prestigious awards for his work. With colleague Dr. Tim Mosmann, he defined the two principal subtypes of helper T cells, termed Th1 and Th2 cells, and demonstrated the central relationship between their differences in cytokine expression and function. Dr. Coffman defined basic mechanisms of T-cell regulation in asthma and infectious and parasitic diseases, and demonstrated the central role of regulatory CD4+ T cells in preventing inflammatory bowel disease. At Dynavax, Dr. Coffman has pioneered the development of agonists and antagonists for Toll-Like Receptors (“TLRs”), key recognition receptors in innate immunity.

Robert Janssen, M.D. – Vice President and Chief Medical Officer

Dr. Janssen was appointed Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs in July 2013. He most recently served as Dynavax’s Vice President, Medical Affairs since November 2012 and was previously Senior Director, Clinical Development at Dynavax from 2010 through 2012, during which time he was extensively involved with Phase 3 clinical development of HEPLISAV-B and its U.S. and European licensing applications. Prior to joining Dynavax, Dr. Janssen was Vice President, Medical Affairs at Gilead from 2008 to 2010 where he was responsible for oversight of physician and health care provider education focused on HIV and hepatitis B therapies. Until 2008, Dr. Janssen spent 23 years at the U.S. Centers for Disease Control and Prevention (“CDC”), most recently as the Director of the Division of HIV/AIDS Prevention from 2000 to 2008. Under his leadership, CDC first explored HIV treatment as a mode of HIV prevention and launched several of the earliest Phase 3 trials of pre-exposure prophylaxis for HIV. Dr. Janssen received a Bachelor of Arts degree with

Honors in Humanities from Stanford University and his M.D. degree from the University of Southern California. He is a neurologist with training in virology at the University of Pennsylvania. Dr. Janssen has been the beneficiary of numerous honors and awards during his career. He has published over 130 scientific articles in a variety of journals and has served as a reviewer for leading scientific journals.

David F. Novack – Senior Vice President, Operations and Quality

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the year ended December 31, 2014, for the following NEOs whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:

•	Eddie Gray, Chief Executive Officer and Director;

•	Michael S. Ostrach, Vice President, Chief Financial Officer, Chief Business Officer and General Counsel;

•	Robert L. Coffman, Ph.D., Senior Vice President and Chief Scientific Officer;

•	Robert Janssen, M.D., Vice President and Chief Medical Officer; and

•	David F. Novack, Senior Vice President, Operations and Quality.

Executive Summary

Business Overview

We are a clinical-stage biopharmaceutical company that uses TLR biology to discover and develop novel vaccines and therapeutics. Our development programs are organized under our three areas of focus: vaccine adjuvants, cancer immunotherapy, and autoimmune and inflammatory diseases.

2014 Corporate Performance Highlights

The highlights of our Company performance for 2014 include:

•

A Phase 3 clinical trial of our investigational hepatitis B vaccine, HEPLISAV-B, (known as HBV-23) was initiated in the second quarter of 2014 and enrollment was completed in October, three months earlier than projected. An independent Data and Safety Monitoring Board (DSMB) reviewed available data in early November 2014 and late February 2015 and recommended continuation of the trial without change.

•	A Phase 1/2 study of SD-101 in combination with local radiation for the treatment of indolent lymphoma was initiated in the fourth quarter.

•

A Phase 1a study of AZD1419 demonstrated its safety and tolerability in healthy subjects. Based on the results, a decision was made to bypass a planned Phase 1b trial and proceed directly to Phase 2. The agreement with AstraZeneca was amended to provide that AstraZeneca will fully fund and the Company will conduct the study.

•	Early stage research programs in oncology were defined and implemented.

•	A $40 million loan facility was secured to expand our financing options.

•	Quality systems and programs were implemented, including an electronic quality management system.

•	A communications program was implemented to facilitate awareness of our product pipeline, technology, and scientific expertise and support corporate development objectives.

Compensation Governance Highlights

	What we do		What we do not do
☑	Design executive compensation program to align pay with performance	☒	No excessive change in control or severance payments

☑	Majority of pay is variable and not guaranteed (over 90% for our Chief Executive Officer in 2014)	☒	No repricing of underwater stock options without stockholder approval

☑	Prohibit hedging and discourage pledging by executive officers and directors	☒	No tax gross-ups

		☒	No excessive perquisites

Consideration of Our 2014 Say-on-Pay Vote

We held our first stockholder advisory vote on executive compensation, commonly referred to as a “say-on-pay vote,” at our 2011 stockholder annual meeting. At that meeting, over 99% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. At that time, our stockholders also voted in favor of holding a say-on-pay vote once every three years and subsequently, our Board adopted a policy consistent with that preference. Accordingly, we held our second say-on-pay vote at our 2014 stockholder annual meeting and at that meeting, over 64% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. We anticipate holding our next say-on-pay vote at our 2017 stockholder annual meeting.

We realize that as a result of our 2014 say-on-pay vote, we need to increase communication with our stockholders, more clearly explain to our stockholders the rationales of our executive compensation program and consider implementing changes to our program in response to stockholder feedback. In 2014, the Compensation Committee did not make any specific changes to our executive compensation program as a result of the vote. However, in this proxy statement, we have enhanced our executive compensation disclosure to promote transparency and in 2015, we will increase our outreach efforts to solicit feedback from our stockholders about specific reasons for the dissatisfaction with our executive compensation program expressed in 2014 and the changes our stockholders would consider improvements in our compensation approach.

Executive Compensation Program

Philosophy and Objectives

Our NEOs are responsible for executing our long-term business strategy of: (i) establishing a commercial organization based on our lead program currently in Phase 3, (ii) advancing a robust pipeline of clinical stage development programs, and (iii) discovering other cutting edge TLR-based immunotherapies. We believe their compensation should align our executives’ success with that of our stockholders over the long-term through achievement of strategic corporate objectives that are fundamental to our business model and that we believe will create long-term stockholder value. Accordingly, the Compensation Committee establishes annual performance metrics to align our NEOs’ compensation opportunities with our strategic goals.

Our executive compensation programs are designed to be competitive with our peer group to enable us to attract, motivate, reward, and retain outstanding talent. Our compensation programs are based on the following key principles:

•	A significant component of pay is linked with performance and the achievement of our strategic goals.

•	Alignment of our executives’ interests with those of our stockholders through equity compensation.

•	Overall compensation that is competitive in the industry in which we compete for executive talent.

•	Recognition of individual contributions, teamwork and corporate performance.

Compensation-Setting Process

Role of the Compensation Committee and Management

The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee acts pursuant to a charter adopted by our Board, which can be found at our website, www.dynavax.com.

The Compensation Committee approves our corporate goals and the individual goals of our NEOs after considering the Company’s recommendations on these matters. The Compensation Committee annually reviews target cash, cash incentives and equity compensation of our NEOs and periodically reviews other elements of our compensation. Compensation decisions are based primarily on the following:

•

Peer and Industry Data – The Compensation Committee uses peer and industry data provided by its consultant, Arnosti Consulting Inc., or Arnosti, as a reference in setting base salaries and target cash compensation, determining appropriate levels and mix of equity compensation and the type and portion of compensation tied to performance goals.

•

Annual Performance Reviews – The Chair of the Compensation Committee conducts annual performance reviews of our CEO through interviews and written assessments from the independent members of our Board and the executives who report to the CEO. Our CEO conducts and presents the performance reviews of the other NEOs to the Compensation Committee after the end of each fiscal year. In reviewing and determining the compensation of each NEO, the Compensation Committee also considers individual factors, such as: potential for future contributions to Company growth, industry experience and retention concerns.

•

CEO Recommendations – The Compensation Committee seeks input from our CEO for setting the salary and target cash compensation levels for other NEOs, and also for purposes of setting annual performance metrics and target amounts under the Annual Incentive Program.

Role of Compensation Consultant

Arnosti was engaged by the Compensation Committee in 2010 as its independent compensation consultant. Since then, the Compensation Committee has met regularly with Arnosti, both with and without management present, depending upon the topic being discussed.

In February of 2014, the Compensation Committee reviewed whether the work of Arnosti as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

•	The provision of other services to the Company;

•	The amount of fees paid to Arnosti by the Company;

•	Arnosti’s policies and procedures that are designed to prevent conflicts of interest;

•	Any business or personal relationship of Arnosti or the individual compensation advisors employed by Arnosti with an executive officer of the Company; and

•	Any Company stock owned by Arnosti or the individual compensation advisors employed by Arnosti.

Based on the Compensation Committee’s review of this information, it determined the work of Arnosti and the individual compensation advisors employed by Arnosti as compensation consultants in support of the specific analyses and needs of the Compensation Committee in its efforts for fiscal year 2014, did not create any conflict of interest. The Compensation Committee has the sole authority to direct, terminate or continue Arnosti’s services, although the Company pays the cost for Arnosti’s services.

In 2014, Arnosti provided advice to the Compensation Committee on several different aspects of its responsibilities related to our compensation programs and practices. Specifically, during 2014, Arnosti assisted the Compensation Committee as follows:

•	Reviewed and analyzed compensation levels of our NEOs in comparison to those of our peer companies;

•	Provided general information concerning executive compensation trends and developments;

•	Provided feedback to the Compensation Committee and management on the Company’s design of a total rewards strategy;

•	Provided recommendation to the Compensation Committee on refining the Company’s peer group for executive compensation purposes;

•	Provided an assessment of the voting result of “say on pay”;

•	Provided the Board with a review of competitive data from the peer group on Board compensation;

•	Reviewed the Compensation Discussion and Analysis for inclusion in our proxy statement; and

•	Provided advice to the Compensation Committee and management on broad-based compensation design for the Company.

2014 and 2015 Peer Group

In November 2013, our Compensation Committee approved a peer group of biotechnology companies at a similar stage of product development with which we compete for executive talent that were of similar size to the Company in terms of revenue, market capitalization, product portfolio and pipeline and number of employees. To align with our strategic plan, which includes commercialization of HEPLISAV-B and expanding our pipeline with early clinical development in cancer immunotherapy, we added companies that were both oncology and non-oncology focused and had their own had manufacturing operations. We also maintained 3 commercial companies in our peer group. Additionally, the companies in the 2014 peer group had market capitalizations between $42.2 million and $1,190 million as of the most recently completed fiscal year. When the peer group was selected, our market capitalization as of the most recently completed year was near the median of the market capitalizations of the peer group.

In November 2014, the Compensation Committee updated our peer group for purposes of its 2015 executive compensation decisions. In view of the Company’s strategic objective to commercialize its lead program and expand its development pipeline to include cancer immunotherapy, Arnosti provided a broader list of companies for consideration. Based on this review, our Compensation Committee approved the following changes based on recommendations from Arnosti and Company management:

•	Seven companies were deleted – Affymax, Alexza, Cytori, Idenix, Intermune, Sunesis, and Targacept due to acquisition or significant change in the market capitalization of the companies.

•	Eight new companies were added (identified on the table with an *) with similar market capitalization and business focus as Dynavax.

Anika Therapeutics, Inc.	Arena Pharmaceuticals, Inc.	Ariad Pharmaceutical*	Array Biopharmaceutical*
BioCryst Pharmaceuticals, Inc.	Celldex Therapeutics*	Corcept Therapeutics Incorporated	Cytokinetics, Incorporated
Depomed, Inc.	Exelixis*	Geron Corporation	Immune Design*
Infinity Pharma*	Macrogenics*	Nektar Therapeutics	Novavax, Inc.
Oncomed*	Orexigen Therapeutics, Inc.	Peregrine Pharmaceuticals Inc.	Repligen Corporation
Rigel Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.	Synta Pharmaceuticals Corp.	Threshold Pharmaceuticals, Inc.
Vical Incorporated	XenoPort, Inc.	XOMA Corporation

Our Compensation Committee generally uses the peer group for a general understanding of market compensation practices and our positioning within the peer group with respect to each element of our compensation program. In some circumstances, our Compensation Committee targets compensation components to meet specific benchmarks, such as targeting salaries at the 50th percentile. However, our Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the NEOs because compensation benchmarking does not take the specific performance of the NEOs, or the performance of the Company, into account. The Compensation Committee also considers various sources of third party compensation information, such as Radford’s Global Life Science Survey, in connection with its compensation decisions.

Elements of Executive Compensation

Our executive team, which has decreased in size since 2012, is managing a changing and increasingly complex business. We strive to recognize these efforts by compensating our NEOs for the increased demands and risks associated with our business through three elements that are designed to reward performance in a simple and straightforward manner – base salaries, annual performance-based cash incentive and long-term equity awards. The purpose and key characteristics of each of these elements are summarized below.

Element	Purpose	Key Characteristics
Base salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk.	Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each NEO’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.

Element	Purpose	Key Characteristics
Annual Incentive Program	Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions.

•    Annual cash award based on corporate and individual performance compared to pre-established goals.

•    Corporate goals focus on overarching objectives for the Company, while individual objectives represent key performance expectations at the departmental or individual level.

•    Corporate goals are aligned with our business strategy and weighted by relative importance so that achievement can be objectively measured.

•    The 2014 target for each NEO, as a percentage of base salary, is as follows: 60% for the Chief Executive Officer and 50% for other NEOs.

Long-Term Equity Incentives (Stock Option)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.

Option awards with an exercise price equal to or greater than the fair market value on the date of grant vesting over four years; the ultimate value realized, if any, depends on the appreciation of our common stock price and if our stock price does not appreciate, there is no value realized.

In determining the aggregate size of equity grants in any given year, the Compensation Committee generally considers the same factors described above under “Base Salaries” as well as the criticality of the executive to the long-term achievement of corporate goals.

Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility weighs on our stock price.	Restricted stock unit awards vesting over three to four years; the ultimate value realized varies with our common stock price.
Other compensation	Our executive officers participate in the same benefits offered to all other employees, which promote employee health and welfare and assist in attracting and retaining our executive officers.	Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death, long-term care and disability insurance as well as a 401(k) plan with a Company matching contribution, and other plans and programs made available to eligible employees.

2014 Executive Compensation Decisions

Base Salaries

To ensure our executives’ base salaries are competitive with our peer group, the Compensation Committee made the decision in February 2014 to target the base salaries of our NEOs to a level at or near the 50th percentile of our peer companies, except for Dr. Coffman’s base salary. The Compensation Committee anticipates that bringing NEO base salaries to a level at or near the 50th percentile of our peer companies will take two to three years to accomplish because it plans to manage such market adjustments within the Company’s annual salary increase budget. All NEOs received standard salary increases based on performance and the Company’s annual salary increase budget that resulted in base salaries remaining at or below the 50th percentiles, except for Dr. Coffman. The Compensation Committee concurred with our CEO’s recommendation to promote Dr. Coffman to Senior Vice President and to provide a salary increase that would position Dr. Coffman’s base salary above the 50th percentile to ensure his retention during a critical period in the Company’s evaluation and advancement of its scientific platform and advancing its pipeline as we approach the commercialization stage. The increases became effective as of January 1 of each year.

Name	Base Salary ($), Percentage Increase and Peer Group Percentile
	2013			2014
	Base Salary	% Increase		Base Salary	% Increase		Market Percentile
Eddie Gray	$500,000	N/A	(1)	$515,000	3%		50	th
Michael Ostrach	$342,176	3%		$354,152	3.5%		10	th
Robert L. Coffman, Ph.D.	$353,275	3%		$440,000	24.6	%(2)	75	th
Robert Janssen, M.D.	$350,000	N/A	(3)	$358,750	2.5%		10	th
David F. Novack	$300,000	N/A	(4)	$309,000	3%		50	th

(1)	This reflects Mr. Gray’s hire salary when he joined the Company on May 1, 2013.

(2)	The Compensation Committee did not award Dr. Coffman a 2014 annual equity grant because of his significant salary increase.

(3)	Dr. Janssen received a promotion to Vice President and Chief Medical Officer on July 9, 2013.

(4)	This reflects Mr. Novack’s hire salary when he joined the Company on March 25, 2013.

Annual Cash-Based Incentive Plan

In early 2014, the Compensation Committee established the corporate goals defined below and in February 2015, the Compensation Committee evaluated the accomplishments and performance of the Company as a whole against such corporate goals. In this evaluation, the Compensation Committee took into account the Company’s achievement in completing enrollment of its Phase 3 study (HEPLISAV-B) in September 2014, a full quarter earlier than planned, significant progress towards advancing its pipeline, delivering supplies to enable advancement of its Phase 3 program as well as other clinical development studies, and continuous improvement in its manufacturing and quality systems. The progress in research and development programs has accelerated and broadened the Company’s scientific, management, and overall image. In 2014, we continued to improve and expand our intellectual property position, we successfully developed a multi-level financing strategy, and we were successful in hiring and retaining key talent to allow the Company to exceed key business objectives, which we believe delivered value to our stockholders. After its consideration of all of these achievements, the Compensation Committee determined that 140% of our 2014 corporate goals had been achieved.

2014 Corporate Goals	Weighting	2014 Corporate Achievement	Achievement
HEPLISAV-B Advancement – Conclude enrollment in 2014	40%	Enrollment completed three months earlier than planned, in compliance with quality objectives	70%

Advance the Pipeline	20%	Clinical study of lead oncology product candidate initiated Additional studies for lead product defined and preparatory activities initiated Decision to initiate Phase 2 for asthma drug candidate Additional oncology research programs defined and implemented	25%

Manufacturing – Deliver on-time supply for strategic projects, and execute on continuous improvement programs	15%	Clinical supply requirements for multiple studies delivered on time Pre-filled syringe program activities advanced on plan Equipment, quality and organization plans for production reliability implemented CRL response plan on schedule	18%

Quality – Implement quality systems and programs to foster a corporate “Quality” culture	15%	Planned improvements in Good Manufacturing Practices, Good Clinical Practices and Good Laboratory Practices quality systems implemented Electronic quality management system implemented	15%

Execute on the Dynavax Business Plan	15%	Communications plan to facilitate profile and support corporate development activities implemented First annual R&D Day completed, leading to increased awareness of oncology and research programs Key hires made according to plan Expenses managed within budget	12%
Total	100%		140%

As described above, our Chief Executive Officer does not have individual goals separate from the Company’s corporate objectives. The weighting of individual goals as a portion of other NEOs’ total cash incentive payout for 2014 was 50%. Our CEO sets individual goals for each NEO, which are aligned with the business strategies, weighted by relative importance, and linked with corporate goals. The 2014 individual goals for the NEOs include those listed below. These specific goals were in addition to the general responsibilities each officer had for managing his respective functional or operational area. In early 2015, the Compensation Committee evaluated the performance of the NEOs against their individual goals for 2014. Based on the recommendation of our CEO, as well as the observations by Compensation Committee members of these officers and their own assessment of each NEO’s effectiveness, the Compensation Committee determined the level of achievement of each NEO on his respective individual 2014 performance goals as follows:

Name	2014 Individual Goals	2014 Individual Achievements	2014 Individual Achievement Percentage

Michael S. Ostrach

1.      Develop and implement a corporate profile to generate investor and/or partner support

2.      Advance the pipeline through issuance of specified U.S. and European patents and expansion of intellectual property position; implement a program to capture new research activities

3.      Implement process improvements in Finance and Accounting with respect to reporting, planning and analyses, financial risk assessment and review of Sarbanes Oxley, policies, project tracking and reporting

4.      Legal – Continue to develop staff with a focus on specified areas

5.      Develop business strategies and establish processes to align research discovery activities with business development priorities

		Mr. Ostrach exceeded in advancing the Company’s intellectual property position, including the issuance of key patents, and developing a multi-level financing strategy that the Company can implement as needed. Mr. Ostrach met his other goals.	110%

Name	2014 Individual Goals	2014 Individual Achievements	2014 Individual Achievement Percentage
Robert L. Coffman, Ph.D.	1. Complete review and restructuring of early-stage discovery and development projects 2. Establish a cancer research program focused on exploring potential applications of TLR agonists and antagonists in the immunotherapy of cancer 3. Implement publication and communication strategy to enhance visibility of pipeline projects 4. Develop and establish quality goals in Discovery and Preclinical departments	Dr. Coffman exceeded in advancing the Company’s image as a leader in TLR biology and facilitated clinical development in the immunotherapy of cancer as well as created opportunities for a robust early research pipeline. Dr. Coffman met his other goals.	120%
Robert Janssen, M.D.	1. Advance HEPLISAV-B • HBV-23: file protocol with FDA • HBV-23: Complete enrollment 2. Advance SD-101 • Lymphoma: file new IND • Initiate enrollment; plan next clinical trial 3. Implement Quality Systems related to Good Clinical Practices in all Clinical Department trials 4. End the fiscal year with 10% of the clinical development department’s approved budget with no impact to critical business objectives and project deliverables	Dr. Janssen exceeded his individual goal in achieving enrollment of HEPLISAV-B a full quarter earlier than planned, which enabled the Company to shift its project timeline by three months, thereby enabling an earlier BLA submission, which should result in significant savings. Dr. Janssen met his other goals.	135%

Name	2014 Individual Goals	2014 Individual Achievements	2014 Individual Achievement Percentage
David F. Novack

1.      Deliver on-time supply for strategic projects (HBV-23, SD-101, and early stage programs), and execute on continuous improvement programs

•    HBV-23 and SD-101: Deliver supplies for HBV-23 and SD-101 to ensure on time start and continued enrollment

•    Deliver on project plan commitments on the Syringe project and HEPLISAV-B’s Complete Response Letter

•    Execute on continuous improvement to increase reliability of antigen production and to develop business continuity for 1018 adjuvant process

2.      Quality – Implement quality systems and programs to foster a corporate “Quality” culture

•    Continuous improvement of Quality Systems and training programs related to Good Manufacturing Practices, Good Clinical Practices, and Good Laboratory Practices

•    Ensure sufficient oversight of GCP activities related to HBV-23

3.      Implement Enterprise Quality Management System

		Mr. Novack exceeded his individual goals in supplying drug product to enable continued enrollment of over 8,000 subjects in our Phase 3 program and for several early clinical development studies, as well as by completing critical CMC activities for our CRL response. Mr. Novack met his other goals.	130%

After making these determinations regarding levels of corporate and individual performance achieved against the pre-established performance goals, the Compensation Committee reviewed the proposed levels of payout. As the 2011 Plan does not prohibit or restrict payment for additional performance achievements, the Compensation

Committee determined to award each NEO in recognition of his level of contribution to the Company during the year, and approved the actual cash incentive payouts noted below.

With respect to our Chief Executive Officer, the Compensation Committee recommended to the independent members of the Board that an annual cash incentive be awarded to Mr. Gray consistent with the Company’s overachievement of its corporate goals as described above. Following discussion, the independent members of the Board approved the award to Mr. Gray in the amount noted below for the reasons discussed above.

Name	2014 Target Annual Cash Incentive		2014 Actual Annual Cash Incentive Paid
	% Target	$ Target	% Paid	$ Paid
Eddie Gray	60%	$309,000	84%	$432,600
Michael S. Ostrach	50%	$177,076	62.5%	$221,345
Robert L. Coffman, Ph.D.	50%	$220,000	65%	$286,000
Robert Janssen, M.D.	50%	$179,375	68.8%	$246,641
David F. Novack	50%	$154,500	68.8%	$208,575

Equity-Based Awards

In making option grants to NEOs for 2014, the Compensation Committee considered each NEO’s total options outstanding as of December 31, 2014, his performance during 2014, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards, each NEO’s percentage of ownership of the Company, and peer company data from similarly situated executives.

In 2012 and early 2013, the Company experienced significant changes with its leadership and management staff. A key goal for the Company in 2014 was stabilizing the organization with a consistent executive team to provide effective leadership and management to execute on its vision and strategic business objectives. To achieve this goal, the Compensation Committee awarded retention time-based RSUs to each NEO (other than Dr. Coffman) that shall vest three years from the date of grant, the period in which the Company plans to commercialize its lead product HEPLISAV-B and advance its pipeline in oncology. The Compensation Committee granted Dr. Coffman a RSU award on February 5, 2014, which vested in full one year from the date of grant. The Compensation Committee elected to have Dr. Coffman’s RSU award vest in full over a one-year period in light of the fact that the size of the grant was significantly lower than the awards to other NEOs.

Name	2014 Stock Option Awards	2014 RSU Awards
Eddie Gray(1)	225,001	50,000
Michael S. Ostrach	27,000	10,000
Robert L. Coffman, Ph.D.(2)	—	2,500
Robert Janssen, M.D.	18,000	10,000
David F. Novack	22,000	20,000

(1)

Mr. Gray’s total 2014 grant includes a second new-hire grant of 75,001 options that were awarded on January 31, 2014. In 2013, the Board determined based on the then-current available shares to split Mr. Gray’s new-hire grant, which is why the second new-hire grant occurred in 2014. Mr. Gray’s new hire compensation was determined based on peer group Chief Executive Officer market data provided by Arnosti. The peer group market data positioned Mr. Gray’s total cash compensation below the 25th percentile and his equity grant was 1.23% of total shares outstanding.

(2)	No options were granted to Dr. Coffman due to the large increase in annual salary effective upon his promotion in February 2014.

Equity Compensation Policies.    Our Compensation Committee approves equity awards for NEOs and authorizes the CEO to approve equity awards for all other employees based on approved pools for annual and new hire grants. The independent members of the Board approve all equity awards for our CEO. This applies to both new-hire and annual equity awards. Awards are approved either at a regularly-scheduled meeting of the Compensation Committee (or the independent members of the Board, in the case of the CEO), or by unanimous written consent. The effective date of the grant is generally the date of the meeting, or the date the last person executes the unanimous written consent.

The exercise price of the stock options is not less than the closing price of our common stock on the NASDAQ Capital Market on the grant date of the stock option. We have no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our NEOs or any other employee.

We encourage our NEOs to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines.

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Other Executive Compensation Matters

Tax Effects of Executive Compensation

Our Compensation Committee considers the impact of the deduction limitation imposed by Section 162(m) of the Code in establishing and implementing compensation policies and practices. The Compensation Committee may grant compensation that qualifies as performance-based compensation when it determines that it is in the best interest of the Company, but we have not established a policy that requires all compensation paid to our NEOs to be fully deductible. Rather, the deductibility of such compensation is one of the factors considered in establishing and implementing our executive compensation programs, along with the need to design compensation programs that appropriately motivate our senior management and our goal to attract and retain key executives by remaining competitive in our pay practices.

The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

Accounting Considerations

The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or ASC 718, which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.

Compensation Recovery Policy

Consistent with the requirements of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any annual cash incentive or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC final regulations on the subject become effective.

Compensation Risk Analysis

During fiscal 2014, our Compensation Committee reviewed our compensation policies as generally applicable to our employees in order to determine whether any such programs were likely to present a material risk to the Company. As part of its assessment, the Compensation Committee considered, among other things, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, and the nature of our key performance metrics. As a result of this review and analysis, the Compensation Committee’s determined that our policies and programs do not encourage excessive or inappropriate risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

In early 2015, the Compensation Committee discussed with management the Compensation Discussion and Analysis, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ms. Peggy V. Phillips, Chairperson

Dr. Francis R. Cano, Ph.D.

Dr. Daniel Kisner, M.D.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2014, 2013, and 2012, compensation awarded to or paid to, or earned by, NEOs.

Name	Year		Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Compensation(4)	All Other Compensation(5)	Total
Eddie Gray	2014		$515,000	$—	$855,000	$3,564,909	$432,600	$—	$5,367,509
CEO and Director	2013	(6)	$333,333	$200,000	$—	$3,030,000	$50,000	$200,250	$3,813,583
	2012		$—	$—	$—	$—	$—	$—	$—

Michael S. Ostrach	2014		$354,152	$—	$181,000	$425,331	$221,345	$—	$1,181,828
Vice President, Chief Financial Officer, Chief Business Officer and General Counsel	2013		$342,176	$—	$—	$561,960	$185,000	$3,616	$1,092,752
	2012		$332,210	$—	$422,000	$562,608	$124,759	$27,809	$1,469,386

Robert L. Coffman, Ph.D.	2014		$440,000	$—	$42,250	$—	$286,000	$—	$768,250
Senior Vice President and Chief Scientific Officer(7)	2013		$282,620	$—	$—	$505,764	$175,000	$250	$963,634
	2012		$274,390	$—	$422,000	$562,608	$102,896	$17,813	$1,379,707

Robert Janssen, M.D.	2014		$358,750	$—	$181,000	$283,554	$246,641	$—	$1,069,945
Vice President and Chief Medical Officer	2013		$323,878	$—	$175,500	$—	$145,000	$4,361	$648,739
	2012		$277,458	$—	$84,400	$92,000	$96,000	$—	$549,858

David F. Novack	2014		$309,000	$—	$362,000	$346,566	$208,575	$—	$1,226,141
Senior Vice President, Operations and Quality	2013	(8)	$230,769	$75,000	$—	$587,100	$155,000	$1,932	$1,049,802
	2012		$—	$—	$—	$—	$—	$—	$—

(1)

Represents for Mr. Gray, the portion of his 2013 annual cash incentive award guaranteed under his employment agreement, and for Mr. Novack, a signing bonus that was subject to clawback in the event he terminated employment prior to completion of a full year of service.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 5, 2015 for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to stock awards with performance-based vesting, the grant date fair value assumes the probable outcome of related performance conditions. The grant date fair value for stock awards with performance-based vesting, assuming the highest level of achievement had been met, is as follows:

	Stock Awards with Performance- based Vesting
Name	2012 ($)	2013 ($)	2014 ($)
Eddie Gray	$—	$—	$—
Michael S. Ostrach	$422,000	$—	$—
Robert L. Coffman, Ph.D.	$422,000	$—	$—
Robert Janssen, M.D.	$84,400	$175,500	$—
David F. Novack	$—	$—	$—

(3)

Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 5, 2015 for a discussion of assumptions we made in determining the compensation costs included in this column.

(4)	Represents for Mr. Gray, the portion of his annual cash incentive award in excess of the amount guaranteed under his employment agreement for 2013.

(5)

Represents the following amounts for each NEO: For Mr. Ostrach, Dr. Coffman, Dr. Janssen and Mr. Novack: premiums and claims paid under the Exec-U-Care medical program (which terminated on December 31, 2013); for Mr. Gray: $200,000 paid pursuant to his employment agreement to cover all relocation expenses and $250 in Exec-U-Care coverage.

(6)	Represents Mr. Gray’s new hire compensation, who joined the Company on May 1, 2013.

(7)	Dr. Coffman worked part-time in 2012 and 2013.

(8)	Represents Mr. Novack’s new hire compensation, who joined the Company on March 25, 2013.

GRANTS OF PLAN BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to NEOs during the fiscal year ended December 31, 2014.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target(1) ($)	All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Eddie Gray		309,000	—	—	—	—
	1/31/2014		—	75,001	17.40	1,201,959
	2/4/2014		—	150,000	17.10	2,362,950
	2/4/2014		50,000	—	17.10	855,000
Michael S. Ostrach		177,076	—	—	—	—
	2/4/2014		—	27,000	17.10	425,331
	3/11/2014		10,000	—	18.10	181,000
Robert L. Coffman, Ph.D.		220,000	—	—	—	—
	2/5/2014		2,500	—	16.90	42,250
Robert Janssen, M.D.		179,375	—	—	—	—
	2/4/2014		—	18,000	17.10	283,554
	3/11/2014		10,000	—	18.10	181,000
David F. Novack		154,500	—	—	—	—
	2/4/2014		—	22,000	17.10	346,566
	3/11/2014		20,000	—	18.10	362,000

(1)

Represents the target cash incentive award in fiscal year 2014; our Annual Incentive Program does not specify minimum or maximum levels. Cash incentive awards paid to our NEOs on account of fiscal year 2014 performance are reported in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.”

(2)	Represents the number of stock awards granted in the fiscal year.

(3)

All options vest as to 25% of the shares subject to the award 12 months after the vesting commencement date, with the remainder vesting as to 1/48th of the shares each month thereafter. The exercise price of all options was the closing price of our common stock on the date of grant.

(4)

Represents the aggregate grant date fair value of stock and option awards granted in fiscal year 2014 in accordance with ASC 718. See Note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 5, 2015 for a discussion of the assumptions we made in determining the compensation costs included in this column.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN BASED AWARDS TABLE

The material terms of NEOs’ annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.

As discussed in the “Compensation Discussion and Analysis,” the fiscal year 2014 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, based on the achievement of certain corporate and individual performance goals. Equity-based awards were granted in 2014 under our 2011 Plan and generally vest over four years from the date of grant, subject to continued employment. The exercise price of all options was set as the closing market price of our common stock on the grant date. We did not pay dividends on our common stock during fiscal year 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows certain information regarding outstanding equity awards for NEOs as of December 31, 2014.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Eddie Gray	(4)	59,376	90,624	$22.10	4/30/2023	—	—
	(4)	—	75,001	$17.40	1/30/2024	—	—
	(4)	—	150,000	$17.10	2/3/2024	—	—
	(5)	—	—	—	—	50,000	$855,000
Michael S. Ostrach		25,000	—	$61.70	10/30/2016	—	—
		4,000	—	$53.10	2/2/2018	—	—
		3,750	—	$5.40	3/9/2019	—	—
		2,673	—	$15.80	2/18/2020	—	—
	(3)	25,000	—	$31.40	1/5/2021	—	—
	(4)	13,126	4,874	$34.80	1/30/2022	—	—
	(4)	9,167	10,833	$30.80	2/4/2023	—	—
	(4)	—	27,000	$17.10	2/3/2024	—	—
	(5)	—	—	—	—	10,000	$181,000
Robert L. Coffman, Ph.D.		7,500	—	$74.90	1/19/2015	—	—
		5,000	—	$58.50	2/13/2016	—	—
		4,000	—	$61.90	2/1/2017	—	—
		7,500	—	$53.10	2/2/2018	—	—
	(1)	7,500	—	$5.40	3/9/2019	—	—
		10,000	—	$15.80	2/18/2020	—	—
	(3)	30,000	—	$31.40	1/5/2021	—	—
	(4)	13,126	4,874	$34.80	1/30/2022	—	—
	(4)	8,250	9,750	$30.80	2/4/2023	—	—
	(6)	—	—	—	—	2,500	$42,250
Robert Janssen, M.D.	(1)	6,000	—	$13.60	4/6/2020	—	—
	(3)	2,250	—	$31.40	1/6/2021	—	—
	(3)	1,770	730	$36.80	1/30/2022	—	—
	(4)	8,127	6,873	$41.40	10/30/2022	—	—
	(4)	—	18,000	$17.10	2/3/2024	—	—
	(2)	—	—	—	—	15,000	$175,500
	(5)	—	—	—	—	10,000	$181,000
David F. Novack	(4)	13,127	16,873	$21.40	3/24/2023	—	—
	(4)	—	22,000	$17.10	2/3/2024	—	—
	(5)	—	—	—	—	20,000	$362,000

(1)	Options generally vest annually over four years from the vesting commencement date.

(2)	This amount represents the maximum number of shares subject to this stock award. Stock awards will be earned upon achievement of certain performance conditions.

(3)	Options vest at the rate of 1/3rd of the shares on the first anniversary of the vesting commencement date, with 1/36th of the total number of shares vesting each month thereafter.

(4)	Options vest at the rate of 1/4th of the shares on the first anniversary of the vesting commencement date, with 1/48th of the total number of shares vesting each month thereafter.

(5)	RSUs vests on the three (3) year anniversary of the grant date. RSUs for Eddie Gray will vest on February 3, 2017. The remaining RSUs will vest on March 10, 2017.

(6)	RSUs vested on February 4, 2015.

OPTION EXERCISES AND STOCK VESTED

There were no option exercises or stock awards that vested during the fiscal year ended December 31, 2014.

PENSION BENEFITS

None of the NEOs participates in or has an account balance under any pension or qualified or non-qualified defined benefit retirement plans sponsored by the Company.

NON-QUALIFIED DEFERRED COMPENSATION

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION

Summary of Change in Control and Involuntary Termination Arrangements.

To promote retention of certain key executives, our Board has authorized the Company to enter into Management Continuity and Severance Agreements, or Management Agreements, with each NEO. In order to be eligible to receive benefits under some of the Management Agreements, our NEOs and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.

Change in Control.    Immediately prior to the effective date of a Change in Control, the NEO shall receive accelerated vesting (full vesting for Mr. Gray and two years vesting for our other officers) of employee stock options to purchase Company common stock (and, for Mr. Gray, full vesting of restricted stock awards) that are held by the NEO on the effective date of such Change in Control. The Management Agreements generally define a Change in Control to mean the occurrence of a change in the majority ownership of the voting securities of the Company, a merger that results in change in the majority ownership of the voting securities of the Company, or the sale of all or substantially all of the assets (including as part of a liquidation of the Company). The table below outlines the potential payments and benefits payable to each current NEO in the event of a Change in Control of the Company, assuming such event had occurred on December 31, 2014.

Name	Aggregate Number of Shares Subject to Accelerated Vesting on CIC	Value of Accelerated Stock Awards(1)
Eddie Gray	365,625	$—
Michael S. Ostrach	42,707	$—
Robert L. Coffman, Ph.D.	14,624	$—
Robert Janssen, M.D.	25,603	$—
David F. Novack	38,873	$—

(1)

Represents the value of stock and accelerated stock option vesting if the event took place on December 31, 2014. The value is calculated based on the closing price per share on December 31, 2014. For each stock option and award, the exercise price was greater than the market price of our common stock on December 31, 2014, and therefore the value for each stock option and award was $0 on of such date.

Qualifying Termination in connection with a Change in Control.    If, on or during the two-year period following a Change in Control, the NEO’s employment is terminated for any reason, the NEO will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to a specified number of months (ranging from 12 to 24) of the executive’s then-effective annual base salary;

•	a lump-sum cash payment equal to the NEO’s target annual variable cash compensation (ranging from 100% to 200% of such target) for the year of termination;

•	cash payments equal to the applicable COBRA premiums for up to the same number of months as the NEO receives in base salary, as set forth in the first bullet (the “COBRA Payment”);

•	accelerated vesting of some or all outstanding time-vesting options; and

•

the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the NEO in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the NEO’s receipt, on an after-tax basis, of the greatest amount of such payments.

Under the terms of the Management Agreements:

•

Mr. Gray will receive 24 months of base salary, 200% of his target annual cash incentive, the COBRA Payment, accelerated vesting of all outstanding time-vesting options and restricted stock awards, and up to 3 years to exercise his vested options; and

•

Our other NEOs will receive 12 months of base salary, 100% of the target annual variable cash compensation, the COBRA Payment, an additional two years of accelerated vesting of outstanding time-vesting options, and up to 3 years to exercise their vested options.

The table below outlines the potential payments and benefits payable to each NEO in the event of such executive’s termination in connection with a Change in Control of the Company, assuming such event had occurred on December 31, 2014.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,648,000	$39,823	$—	$1,687,823
Michael S. Ostrach	$531,228	$32,436	$—	$563,664
Robert L. Coffman, Ph.D.	$660,000	$22,794	$—	$682,794
Robert Janssen, M.D.	$538,125	$32,335	$—	$570,460
David F. Novack	$463,500	$32,436	$—	$495,936

(1)

Represents the value of accelerated stock option vesting if the event took place on December 31, 2014. The value is calculated based on the “spread” between the closing price per share on December 31, 2014 of $16.86 and the exercise price of the vested awards, to the extent such vested awards were “in the money.” None of such awards were “in the money” on December 31, 2014, and therefore the value of such awards was $0 on such date.

Involuntary Termination.    Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” or, if applicable, upon a resignation for “good reason” (as defined below), the NEO will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to the specified number of months (ranging from 6 to 24) of the executive’s then-effective annual base salary;

•	the COBRA Payment;

•

accelerated vesting of all time-vesting options to purchase the Company’s common stock that are held by Mr. Gray (and six additional months of accelerated vesting for all other NEOs) on the effective date of termination; and

•

for Mr. Gray, the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

Under the terms of the Management Agreements:

•

Mr. Gray will receive 24 months of base salary, 200% of his target annual cash incentive, the COBRA Payment, accelerated vesting of his then-outstanding employee stock options and restricted stock awards, and up to 3 years to exercise the vested options; and

•	Our other NEOs will receive 6 months of base salary, the COBRA Payment, and 6 months additional vesting.

The table below outlines the potential payments and benefits payable to each NEO in the event of such NEO’s involuntary termination had occurred on December 31, 2014.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,648,000	$39,823	$—	$1,687,823
Michael S. Ostrach	$177,076	$16,218	$—	$193,294
Robert L. Coffman, Ph.D.	$220,000	$11,397	$—	$231,397
Robert Janssen, M.D.	$179,375	$16,168	$—	$195,543
David F. Novack	$154,500	$16,218	$—	$170,718

(1)

Represents the value of accelerated stock option vesting if the event took place on December 31, 2014. The value is calculated based on the “spread” between the closing price per share on December 31, 2014 of $16.86 and the exercise price of the vested awards, to the extent such vested awards were “in the money”. None of such awards were “in the money” on December 31, 2014, and therefore the value of such awards was $0 on such date.

For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

For purposes of the Management Agreements, “good reason” generally means the NEO’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the NEO’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the NEO reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The NEO must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.

DIRECTOR COMPENSATION

CASH COMPENSATION ARRANGEMENTS

Pursuant to our compensation program for non-employee directors, during 2014, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:

•	A $65,000 annual retainer for service as chairman of the Board and a $40,000 annual retainer for service as a member of the Board.

•	A $20,000 annual retainer for the Chair of the Audit Committee and a $7,500 annual retainer for each additional member of the Audit Committee.

•	A $15,000 annual retainer for the Chair of the Compensation Committee and a $7,000 annual retainer for each additional member of the Compensation Committee.

•	A $10,000 annual retainer for the Chair of the Nominating and Governance Committee and $5,000 annual retainer for each additional member of the Nominating and Governance Committee.

•	We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

EQUITY AWARDS

On February 5, 2015, we amended the equity awards under our Compensation Program for non-employee directors providing that:

•

Each director and the chairman of the Board receive an initial equity award, or Initial Grant, consisting of a non-qualified stock option to purchase 15,000 shares and 25,000 shares, respectively, of Dynavax common stock upon the date each such person is elected or appointed to the Board.

•

On the date of each annual meeting of the Company’s stockholders, each non-employee director also receives a subsequent equity award, or Subsequent Grant, consisting of a non-qualified stock option to purchase 7,500 shares of Dynavax common stock. Based on the non-employee director’s election date, the first Subsequent Grant shall be reduced to 75% of the Subsequent Grant if the service period from the election date to the annual meeting is between 7 and 10 months, 50% of the Subsequent Grant if the service period from the election date to the annual meeting is between 4 and 7 months, and 25% of the Subsequent Grant if the service period from the election date to the annual meeting is between 1 and 4 months.

Each Initial Grant will vest in equal annual installments over 4 years on the anniversary of the grant date. Each Subsequent Grant will vest in full on the one-year anniversary of the grant date. The exercise price per share of each Initial Grant and Subsequent Grant shall be one hundred percent of the fair market value per share on the date of grant.

DIRECTOR COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2014, certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash(1)	Options and Awards Granted(2)(3)	Total
Arnold L. Oronsky, Ph.D.	$72,500	$22,901	$95,401
Francis R. Cano, Ph.D.	$52,000	$22,901	$74,901
Dennis A. Carson, M.D.	$40,000	$22,901	$62,901
Dino Dina, M.D.(4)	$20,000	$22,901	$42,901
Denise M. Gilbert, Ph.D.	$60,000	$22,901	$82,901
Daniel L. Kisner, M.D.	$57,000	$22,901	$79,901
Peggy V. Phillips	$62,500	$22,901	$85,401
Stanley A. Plotkin, M.D.	$40,000	$22,901	$62,901
Natale Ricciardi	$40,000	$22,901	$62,901

(1)	Consists of fees earned or paid in 2014 for Board and committee meeting membership as described above.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 5, 2015, for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)

As of December 31, 2014, each non-employee director held stock options and performance based stock awards to purchase the following numbers of shares of our common stock: Dr. Oronsky held options and stock awards to purchase 14,250 shares of our common stock; Dr. Cano held options and stock awards to purchase 8,750 shares of our common stock; Dr. Carson held options and stock awards to purchase 13,250 shares of our common stock; Dr. Dina held options to purchase 3,750 shares of our common stock as a result of Board membership; Dr. Gilbert held options and stock awards to purchase 12,650 shares of our common stock; Dr. Kisner held options and stock awards to purchase 7,750 shares of our common stock; Ms. Phillips held options and stock awards to purchase 12,000 shares of our common stock; Dr. Plotkin held options and stock awards to purchase 13,250 shares of our common stock; and Mr. Ricciardi held options to purchase 3,750 share of our common stock.

(4)	Dr. Dina resigned from the Board on October 7, 2014.

EQUITY COMPENSATION PLANS

The following table shows activity under our equity compensation plans as of the fiscal year ended December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2004 Stock Incentive Plan	349,853	$37.46	—
2011 Equity Incentive Plan	1,635,927	$24.28	1,023,365
Equity compensation plans not approved by security holders:			—
2010 Employment Inducement Award Plan	12,500	$16.82	—

Total	1,998,280	$26.54	1,023,365

In order to induce qualified individuals to join our Company, our Board adopted the 2010 Employment Inducement Award Plan, or the 2010 Inducement Plan, effective January 8, 2010, which provides for the issuance of up to 1,500,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2010 Inducement Plan was not required under NASDAQ Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2011 Plan, no additional awards were granted under either the 2004 Stock Incentive Plan or the 2010 Inducement Plan. All shares currently subject to awards outstanding under the 2004 Stock Incentive Plan or 2010 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the 2011 Plan to the extent such shares would otherwise return to such plans. Awards granted under the 2010 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2010 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Capital Market, or NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Phillips, Ms. Brege and Mr. Ricciardi as well as Drs. Carson, Cano, Gilbert, Kisner, Oronsky and Plotkin. In making these determinations, the Board found that none of these directors has a material or other disqualifying relationship with the Company.

In determining the independence of Dr. Carson, the Board took into account his role as the university-nominated representative on the evaluation committee to oversee aspects of the agreement between the Regents of the University of California and Dynavax and determined that this relationship would not interfere with Dr. Carson’s exercise of independent judgment in carrying out his responsibilities as a director.

By virtue of his employment with the Company, Eddie Gray, our Chief Executive Officer is not an independent director. In addition, Dr. Dina, our former Chief Executive Officer, who retired from the Board in October 2014, was not an independent director during his term of service.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by Dr. Oronsky. The duties of the chairman include presiding over all meetings of the Board; preparing the agenda for Board meetings in consultation with the CEO and other members of our Board; calling and presiding over meetings of non-employee directors; and managing the Board’s process for annual evaluation of the CEO. Accordingly, the chairman has substantial ability to shape the work of our Board. Our Board believes that separation of the positions of chairman and CEO reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.

Our Board also believes there may be advantages to having an independent chairman for matters such as communications and relations between our Board, the CEO and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairman separate from the CEO also allows the chairman to focus on assisting the CEO and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession. The Board also believes that it is advantageous to have a chairman with extensive history with and knowledge of our Company.

BOARD’S ROLE IN RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met six times during fiscal year 2014. All Board members attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which the member served, held during the period of services as a director or committee member, except for Dr. Carson and Dr. Plotkin. The Company does not have a formal policy with respect to attendance at its annual meeting of stockholders. One director attended the 2014 annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal year 2014 for each of the Board committees:

Name	Audit		Compensation		Nominating
Arnold L. Oronsky, Ph.D.	X
Francis R. Cano, Ph.D.			X		X
Denise M. Gilbert, Ph.D.(1)	X	*
Daniel L. Kisner, M.D.			X		X	*
Peggy V. Phillips	X		X	*
Total Members(2)	3		3		2
Total Meetings	4		4		3

*	Committee Chairperson

(1)	Ms. Gilbert resigned from the Board after the Audit Committee meeting effective March 5, 2015, and Ms. Laura Brege became the chairperson of the Audit Committee thereafter.

(2)	As of December 31, 2014.

Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NASDAQ listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee for 2014 was composed of three directors: Dr. Gilbert (Chairperson), Dr. Oronsky and Ms. Phillips. Dr. Gilbert was the Chairperson of the Audit Committee until she resigned from the Board after the

Audit Committee meeting effective March 5, 2015. Ms. Brege replaced Dr. Gilbert as the Chairperson of the Audit Committee. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards), the Board determined that Dr. Gilbert qualified as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Gilbert’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance.cfm.

Among other things, the charter specifically requires our Audit Committee to:

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;

•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;

•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;

•	investigate, review and report the propriety and ethical implications of any transactions between the Company and any related persons;

•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;

•

establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and evaluate the Company’s accounting principles and systems of internal controls; and

•

review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.

Report of the Audit Committee of the Board of Directors

During 2014, the Audit Committee met on four occasions. During these meetings the committee met with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, we:

•

discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of the effectiveness of the Company’s internal control over financial reporting;

•

reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as applicable auditing standards require us to discuss; the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees (“AS 16”), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and recommended to the Board that the financial statements should be included in the Annual Report;

•

reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•

discussed with management and Ernst & Young significant financial reporting matters, including liquidity and capital requirements, the accounting for significant transactions, revenue and financing arrangements and stock-based compensation;

•	appointed and oversaw the work and compensation of Ernst & Young;

•

reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining statements from Ernst & Young regarding relationships and services with the Company which may impact independence as required by Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and whether there were disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Exchange Act have been met;

•

received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with us concerning independence, and discussed with Ernst & Young their independence; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2014, filed with the SEC. We also recommended to the Board, and the Board approved, that Ernst & Young be appointed as the Company’s independent registered public accounting firm for 2015. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services is compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Dr. Denise M. Gilbert, Ph.D., Chairperson (with respect to matters above until her resignation effective March 5, 2015)

Dr. Arnold L. Oronsky, Ph.D.

Ms. Peggy V. Phillips

Ms. Laura Brege (with respect to matters above following her appointment)

Compensation Committee

Our Compensation Committee is composed of three directors: Ms. Phillips (Chairperson) and Drs. Kisner and Cano. All members of the Compensation Committee are independent as required by NASDAQ Rule 5605(d) (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), are “outside directors” for purposes of Section 162(m) of the Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance.cfm. Among other things, the charter specifically requires our Compensation Committee to:

•

Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and recommend to the Board the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•

administer the Company’s incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans;

•

annually review and approve for the Company’s executive officers as defined in Rule 16a-1(f) of the Exchange Act: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; and iv) employment agreements, severance agreements, change of control agreements/provisions and any other compensatory arrangements, in each case as, when and if appropriate;

•	make regular reports to the Board; and

•

perform such other functions and have such other powers consistent with the Compensation Committee Charter, the Company’s Bylaws and governing laws as the Compensation Committee or the Board may deem appropriate.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. Our Compensation Committee has authorized and delegated authority to our CEO to grant stock options to employees and consultants who are not officers of the Company from pre-approved pools and in accordance with guidelines designated for new hire and annual grants. The purpose of this delegation is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits and values approved by our Compensation Committee.

During 2014, our Compensation Committee met four times to review disclosure and certification requirements regarding executive compensation and to discuss our current compensation practices. During the course of these meetings, we:

•	assessed the achievement of corporate goals as they related to executive compensation during the first quarter of the year;

•	reviewed and approved corporate and NEO annual goals for the new year in the first quarter;

•	reviewed and recommended to the Board annual compensation, cash incentive payment and equity incentive awards for Mr. Gray;

•	approved performance and related compensation payments to the Company’s other NEOs, including annual compensation, cash incentive payments and equity incentive awards;

•	reviewed and approved the Company’s total rewards strategy;

•

reviewed the terms of employment or service, including severance and change-in-control arrangements, of the Company’s NEOs in light of the company’s circumstances, changes in federal income tax provisions and current legislation governing corporate pay practices; and

•	approved an aggregate limit on options subject to grant by Mr. Gray based on approved hiring plans and ranges of grants for prospective hires.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2014, Ms. Phillips, Dr. Cano, and Dr. Kisner, each served as a member of the Compensation Committee. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2014. None of our NEOs currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of two directors: Drs. Kisner (Chairperson) and Cano. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the CEO candidates for appointment or election to the Board.

In identifying potential director candidates, the Nominating and Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Governance Committee also determines whether the nominee is independent based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

The Nominating and Governance Committee met three times during the fiscal year. The Nominating and Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investors.dynavax.com/corporate-governance.cfm.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at http://investors.dynavax.com/contactBoard.cfm. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.

TRANSACTIONS WITH RELATED PERSONS

It is the Company’s policy that the Audit Committee investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Audit Committee by management, the independent auditors, employees, officers, members of the Board or otherwise, between (a) Dynavax and (b) any employee, officer or member of the Board, or any affiliates of the foregoing.

We have entered into indemnity agreements with some of our officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, such SEC filing requirements were satisfied.

CODE OF ETHICS

We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, (510) 848-5100. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. There have been no waivers under the Code of Business Conduct and Ethics as of April 7, 2015.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 30, 2015 by: (i) each director and nominee for director; (ii) the NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
5% Stockholders:

Amici Capital, LLC(4)	2,479,809	9.4%
666 Fifth Avenue, Suite 3403
New York, New York 10103
BlackRock, Inc.(5)	1,693,274	6.4%
40 East 52nd Street
New York, New York 10022
Federated Investors, Inc.(6)	3,755,667	14.3%
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
Putnam Investments, LLC(7)	1,428,092	5.4%
One Post Office Square
Boston, Massachusetts 02109
RA Capital Management, LLC(8)	2,603,044	9.9%
20 Park Plaza
Boston, Massachusetts 02116
Westfield Capital Management Company, LP(9)	1,696,760	6.4%
1 Financial Center
Boston, Massachusetts 02111

NEOs and Directors(1)
Eddie Gray(10)	136,875	*
Michael S. Ostrach(11)	101,174	*
Robert L. Coffman, Ph.D.(12)	93,934	*
Robert Janssen, M.D.(13)	27,663	*
David F. Novack(14)	22,170	*
Arnold L. Oronsky, Ph.D.(15)	50,006	*
Laura Brege	—	*
Francis R. Cano, Ph.D.(16)	13,200	*
Dennis A. Carson, M.D.(17)	18,312	*
Dino Dina, M.D.(18)	268,776	1.0%
Denise M. Gilbert, Ph.D.(19)	12,650	*
Daniel L. Kisner, M.D.(20)	7,500	*
Peggy V. Phillips(21)	24,052	*
Stanley A. Plotkin, M.D.(22)	11,500	*
Natale Ricciardi(23)	500	*
All executive officers and directors as a group (15 persons)(24)	788,312	3.0%

*	Less than one percent.

(1)	The address of each of the NEOs and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)

To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after January 30, 2015, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 26,306,689 shares of our common stock outstanding as of January 30, 2015, adjusted as required by the rules of the SEC.

(4)

This information is based solely on a Schedule 13G/A filed by Amici Capital, LLC, on February 17, 2015, with the SEC. Amici Capital, LLC beneficially owns and has shared dispositive power over 2,479,809 shares of common stock. Paul E. Orlin is the managing member of Amici Capital, LLC, and, as such, may be deemed to be the beneficial owner and have shared power to vote and dispose of the shares held by Amici Capital, LLC. The address of the principal business and office of Amici Capital, LLC and its affiliates is Amici Capital, LLC, 666 Fifth Avenue, Suite 3403, New York, New York 10103. The Schedule 13G/A provides information only as of December 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2014 and January 30, 2015.

(5)

This information is based solely on a Schedule 13G/A filed by BlackRock, Inc., on January 30, 2015, with the SEC. BlackRock beneficially owns and has sole dispositive power over 1,693,274 shares of common stock, of which 1,625,187 are held with sole voting power. The address of the principal business and office of BlackRock, Inc. and its affiliates is BlackRock Inc., 40 East 52nd Street, New York, NY 10022. The Schedule 13G/A provides information only as of December 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2014 and January 30, 2015.

(6)

This information is based solely on a Schedule 13G/A filed by Federated Investors, Inc., on February 11, 2015, with the SEC. Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Parent and the Trust each have sole voting power over all 3,755,667 shares of common stock. The Trustees have joined in filing the Schedule 13G because of the collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership. The address of the principal business and office of Federated Investors, Inc. and its affiliates is Federated Investors Towers, Pittsburgh, PA 15222-3779. The Schedule 13G/A provides information only as of December 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2014 and January 30, 2015.

(7)

This information is based solely on a Schedule 13G filed by Putnam Investments, LLC, and related entities, on February 17, 2015, with the SEC. Putnam Investments, LLC wholly owns two registered investment advisers: Putnam Investment Management, LLC, which is the investment adviser to the Putnam family of mutual funds and the Putnam Advisory Company, LLC, which is the investment adviser to Putnam’s institutional clients. Putnam Investments, LLC has sole dispositive power over 1,428,092 shares of common stock. In the case of shares held by the Putnam mutual funds managed by Putnam Investment Management, LLC, the mutual funds, through their boards of trustees, have voting power. The Putnam Advisory Company, LLC has shared voting power over the shares held by its institutional clients. Pursuant to Rule 13d-4, PI declares that the filing of the Schedule 13G shall not be deemed an admission for the purposes of Section 13(d) or 13(g) that it is the beneficial owner of any securities covered by the Schedule 13G, and further states that it does not have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G. The address of the principal business and office of Putnam Investments, LLC is One Post Office Square, Boston, MA 02109. The Schedule 13G provides information only as of December 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2014 and January 30, 2015.

(8)

This information is based solely on a Schedule 13G/A filed by RA Capital Management, LLC (“Capital”), and related entities, on February 17, 2015, with the SEC, which reported that Capital has a joint filing agreement with RA Capital Healthcare Fund, L.P. (the “Fund”) and Peter Kolchinsky. The Schedule 13G/A reported that Capital and Mr. Kolchinsky have shared voting power and shared dispositive power over the entire 2,603,044 shares of common stock reported and that Fund has shared voting power and shared dispositive power over 2,082,435 of the shares of common stock reported. In the aggregate, Capital, the Fund, and Mr. Kolchinsky (together the “Reporting Persons”) also beneficially own 43,430 shares of Series B Convertible Preferred Stock (“Series B Shares”) convertible into 4,343,000 shares of common stock. The Series B Shares may not be converted such that the number of shares of common stock held by the Reporting Persons and their affiliates after such conversion exceeds 9.98% of the outstanding shares of common stock. Shares reported herein for the Fund represent shares of common stock held of record by the Fund and additional shares of common stock issuable upon the conversion of certain Series B Shares held of record by the Fund. Shares reported for Capital represent (a) the above-referenced shares of common stock and additional shares of common stock issuable upon the conversion of certain Series B Shares as reported for the Fund, for which Capital serves as the sole general partner, and (b) shares of common stock held in a separately managed account for which Capital serves as investment adviser, and additional shares of common stock issuable upon the conversion of certain Series B Shares held in such managed account. Shares reported for Mr. Kolchinsky represent the above-referenced shares of common stock (including additional shares of common stock issuable upon the exercise of certain Series B Shares) reported for Capital, for which Mr. Kolchinsky serves as the manager. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address of the principal business office of RA Capital Management, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116. The Schedule 13G/A provides information only as of December 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2014 and January 30, 2015.

(9)

This information is based solely on a Schedule 13G filed by Westfield Capital Management Company, LP (“Westfield”) on February 10, 2015, with the SEC. Westfield has sole voting power over 1,021,901 shares of common stock and dispositive power over 1,696,760 shares of common stock. The shares of the security listed in the Schedule are owned of record by clients of Westfield in its capacity as investment adviser. Westfields clients have the right to receive, or the power to direct the receipt of, dividends or proceeds from the sale of the shares. To the best of Westfields knowledge, no client has such right or power with respect to more than five percent of this class of security. The address of the principal business office of Westfield Capital Management Company, LP is 1 Financial Center, Boston, MA 02111. The Schedule 13G provides information only as of December 31, 2014, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2014 and January 30, 2015.

(10)	Consists of 2,500 shares of common stock owned directly by Mr. Gray and options to purchase 134,375 shares of common stock exercisable within 60 days of January 30, 2015.

(11)	Consists of 8,772 shares of common stock owned directly by Mr. Ostrach and options to purchase 92,402 shares of common stock exercisable within 60 days of January 30, 2015.

(12)	Consists of 6,308 shares of common stock owned directly by Dr. Coffman and options to purchase 87,626 shares of common stock exercisable within 60 days of January 30, 2015.

(13)

Consists of 3,496 shares of common stock owned directly by Dr. Janssen, 948 of which were purchased through the employee stock purchase plan; and options to purchase 24,167 shares of common stock exercisable within 60 days of January 30, 2015.

(14)

Consists of 1,210 shares of common stock owned directly by Mr. Novack, 760 of which were purchased through the employee stock purchase plan; and options to purchase 20,960 shares of common stock exercisable within 60 days of January 30, 2015.

(15)	Consists of 37,506 shares of common stock owned directly by Dr. Oronsky and options to purchase 12,500 shares of common stock exercisable within 60 days of January 30, 2015.

(16)	Consists of 6,200 shares of common stock owned directly by Dr. Cano and options to purchase 7,000 shares of common stock exercisable within 60 days of January 30, 2015.

(17)	Consists of 6,812 shares of common stock owned directly by Dr. Carson and options to purchase 11,500 shares of common stock exercisable within 60 days of January 30, 2015.

(18)

Consists of (i) 20,321 shares held by the Dino Dina 1999 Revocable Trust, of which Dr. Dina is trustee, (ii) 4,276 shares purchased through the employee stock purchase plan, (iii) 25,678 shares owned directly by Dr. Dina, (vi) 3,500 shares of common stock issuable upon exercise of warrants outstanding held by Dr. Dina and (v) options to purchase 215,001 shares of common stock exercisable within 60 days of January 30, 2015.

(19)	Consists of options to purchase 12,650 shares of common stock exercisable within 60 days of January 30, 2015.

(20)	Consists of 1,500 shares of common stock owned directly by Dr. Kisner and options to purchase 6,000 shares of common stock exercisable within 60 days of January 30, 2015.

(21)	Consists of 13,802 shares of common stock owned directly by Ms. Phillips and options to purchase 10,250 shares of common stock exercisable within 60 days of January 30, 2015.

(22)	Consists of options to purchase 11,500 shares of common stock exercisable within 60 days of January 30, 2015.

(23)	Consists of options to purchase 500 shares of common stock exercisable within 60 days of January 30, 2015.

(24)

Total number of shares includes 138,381 shares of common stock in aggregate held as of January 30, 2015, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes options to purchase 646,431 shares of common stock exercisable within 60 days of January 30, 2015 and 3,500 shares of common stock issuable upon exercise of warrants outstanding held directly by Dr. Dina.

PERFORMANCE GRAPH

The chart below compares total stockholder return on an investment of $100 in cash on December 31, 2009, for: our common stock, The NASDAQ Stock Market (U.S. companies), and the NASDAQ Pharmaceutical Preparation Index. All values assume reinvestment of the full amount of all dividends.

Note: Dynavax management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Dynavax Technologies Corporation under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael S. Ostrach
Michael S. Ostrach Secretary

April 21, 2015

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, is available without charge upon written request to: Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

Appendix A

DYNAVAX TECHNOLOGIES CORPORATION

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 12, 2010

APPROVED BY THE STOCKHOLDERS: JANUARY 5, 2011

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 10, 2013

APPROVED BY THE STOCKHOLDERS: MAY 29, 2013

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE: APRIL 16, 2015

APPROVED BY THE STOCKHOLDERS: [            , 2015]

TERMINATION DATE: NOVEMBER 11, 2020

1.	GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Dynavax Technologies Corporation 2004 Stock Incentive Plan (the “2004 Plan”), the Dynavax Technologies Corporation 2010 Employment Inducement Award Plan (the “2010 Inducement Plan”), and the Dynavax Technologies Corporation 1997 Equity Incentive Plan (the “1997 Plan,” and together with the 2004 Plan and the 2010 Inducement Plan, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any available shares that, as of the Effective Date, are reserved under the Prior Plans but not subject to stock awards that have been granted under the Prior Plans as of the Effective Date, less any shares that may be added to the 2004 Plan share reserve on the first business day in 2011 by operation of the evergreen provision in Section 3(a) of the 2004 Plan (such number of available shares, the “Prior Plans’ Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the applicable Prior Plan; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares, to the extent such shares would have otherwise returned to a Prior Plan in accordance with its terms had such Prior Plan been in active existence at such time, (such shares, the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder as provided in Section 3(a) below. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees and Directors.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees or Directors who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed

5,543,442 shares (the “Share Reserve”), which number is the sum of (i) 60,889 shares (which is the number of shares subject to the Prior Plans’ Available Reserve),1 (ii) an additional 1,500,000 shares that were approved at the Company’s 2011 Special Meeting of Stockholders,2 (iii) an additional 1,000,000 shares that were approved at the Company’s 2013 Annual Meeting of Stockholders,3 (iv) an additional 2,250,000 shares that were approved at the Company’s 2015 Annual Meeting of Stockholders, and (v) an additional number of shares in an amount not to exceed 732,553 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time).4

(ii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; (B) one share for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan prior to May 27, 2015; and (C) 1.33 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after May 27, 2015.

(iii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Returning Share or 2011 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award; (B) one share for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Plan prior to May 27, 2015; and (C) 1.33 shares for each Returning Share or 2011 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after May 27, 2015.

(iv) For clarity, the limitation in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. The following shares of Common Stock (collectively, the “2011 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii) Shares Not Available For Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under any of the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that

[1]	The 608,892 shares that were originally subject to the Prior Plans’ Available Reserve were adjusted to 60,889 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.
[2]	The 15,000,000 shares approved at the Company’s 2011 Special Meeting of Stockholders were adjusted to 1,500,000 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.
[3]	The 10,000,000 shares approved at the Company’s 2013 Annual Meeting of Stockholders were adjusted to 1,000,000 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.
[4]	The 7,325,537 shares that were originally Returning Shares were adjusted to 732,553 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.

are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under any of the Prior Plans; and (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under any of the Prior Plans.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be eleven million (11,000,000) shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the Share Reserve and the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i) A maximum of one million (1,000,000) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(ii) A maximum of one million (1,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any Participant during any calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of five million dollars ($5,000,000) subject to Performance Cash Awards may be granted to any Participant during any calendar year.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees and Directors; provided, however, that Nonstatutory Stock Options and SARs may not be granted to Employees and Directors who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable award agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such

Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly with at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by

Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

(e) Parachute Payments. Unless otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to Employee. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

The Plan became effective on January 5, 2011, which is the date on which the Company filed a Certificate of Amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware following the approval of the Plan by the stockholders of the Company.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. AS USED IN THE PLAN, THE FOLLOWING DEFINITIONS SHALL APPLY TO THE CAPITALIZED TERMS INDICATED BELOW:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Appreciation Award” means (i) a stock option or stock appreciation right granted under any of the Prior Plans or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised).

Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) over a period of twelve (12) months or less, individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Full Value Award” means (i) a stock award granted under any of the Prior Plans or (ii) a Stock Award, in each case that is not an Appreciation Award.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ii) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; and (xxxiv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles, (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under the Company’s Annual Incentive Program; and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Dynavax Technologies Corporation 2011 Equity Incentive Plan.

(qq) “Resignation for Good Reason” means voluntary termination by a Participant from all positions he or she then holds with the Company, which resignation results in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), effective within a period of ninety (90) days after the Participant provides written notice to the Company after the initial occurrence of one of the following actions taken without his or her written consent, which written notice must be provided within thirty (30) days after the initial occurrence of one of the following actions, and must reasonably specify the particulars of the action; provided, however, that following the receipt of notice by the Company, the Company shall have a period of thirty (30) days during which to remedy the action giving rise to a Resignation for Good Reason and if such action is materially remedied by the Company during such period, no event giving rise to a right for a Resignation for Good Reason shall be deemed to have occurred:

(i) the assignment to the Participant of any duties or responsibilities that results in a material diminution in the Participant’s employment role in the Company as in effect immediately prior to the date of such actions; provided, however, that mere changes in the Participant’s title or reporting relationships alone shall not constitute a basis for Resignation for Good Reason;

(ii) a greater than twenty percent (20%) aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction in base compensation), as in effect immediately prior to the date of such actions; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the participant’s by the same percentage amount shall not constitute such a salary reduction; or

(iii) a non-temporary relocation of the Participant’s business office to a location that increases Participant’s one way commute by more than thirty-five (35) miles from the location at which the Participant performs duties as of immediately prior to the date of such action.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

DYNAVAX TECHNOLOGIES CORPORATION ATTN: JUSTIN BURGESS

2929 SEVENTH STREET, STE 100 BERKELEY, CA 94710

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M92226-P63916

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DYNAVAX TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR the listed nominees:

1. Election of Directors

Nominees:

01) Arnold L. Oronsky, Ph.D.

02) Francis R. Cano, Ph.D.

03) Peggy V. Phillips

For All Withhold All Except For All

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR proposals 2 and 3.

2. To amend and restate the Dynavax Technologies Corporation 2011 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,250,000, and to approve the award limits and other terms applicable to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015.

For Against Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M92227-P63916

DYNAVAX TECHNOLOGIES CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS May 27, 2015

The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2015 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and hereby appoints Eddie Gray and Michael Ostrach, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of the Company to be held on May 27, 2015, at 9:00 a.m., Pacific Time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF THE COMPANY’S PROPOSALS AS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side